UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant	[ ]

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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

DUSA Pharmaceuticals, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 23, 2008

Dear Shareholder:

You are invited to attend the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. to be held at the Company’s headquarters at 25 Upton Drive, Wilmington, Massachusetts on Thursday, June 12, 2008 at 11:00 a.m. Eastern Time.

The business of the meeting is described in the accompanying Notice of Meeting and proxy statement. We are also enclosing our 2007 Annual Report on Form 10-K and a proxy card.

There will be a management presentation at the meeting to those shareholders who attend the meeting.

Your participation in the meeting is important regardless of the number of shares you hold. If you cannot attend the meeting, please grant a proxy to vote your shares by marking, signing and dating the proxy card and returning it by no later than 5:00 p.m. Eastern Time on Wednesday, June 11, 2008 in the manner described in the proxy statement. Your proxy may be revoked at any time before it is exercised as explained in the proxy statement.

If you plan to attend, please bring photo identification. Also, if your shares are held in the name of a broker or other nominee, please bring with you a proxy or letter from the broker or nominee confirming your ownership as of the record date.

Sincerely,

D. Geoffrey Shulman, MD, FRCPC	Robert F. Doman
Chairman of the Board	President and
and Chief Strategic Officer	Chief Executive Officer

CORPORATE HEADQUARTERS 25 Upton Drive, Wilmington, MA 01887 – Phone 978.657.7500, Fax 978.657.9193
TORONTO OFFICE 555 Richmond Street West, Suite 300, P.O.Box 704, Toronto, Ontario M5V 381 – Phone 416.363.5059, Fax 416.363.6602

DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, Massachusetts 01887

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING
TO BE HELD JUNE 12, 2008

TO THE SHAREHOLDERS OF
DUSA PHARMACEUTICALS, INC.

     YOU ARE HEREBY NOTIFIED that the Annual Meeting of Shareholders of DUSA Pharmaceuticals, Inc. will be held on Thursday, June 12, 2008, at 11:00 a.m. at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts to consider and act upon the following matters:

(1)	Election of seven (7) directors;

(2)	Approval of an amendment to the 2006 Equity Compensation Plan to increase the number of shares of common stock reserved for issuance pursuant to the plan;

(3)	Ratification of the section of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2008; and

(4)	Transaction of any other business that may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 16, 2008 are entitled to notice of, and to vote at the meeting, or any adjournment or adjournments thereof.

     The proxy statement for our 2008 Annual Meeting of Shareholders and our annual report to shareholders on Form 10-K for the year ended December 31, 2007 are available on our website at www.dusapharma.com under “For Investors”.

     Whether or not you plan to attend the meeting, please vote. If you hold shares in your own name, please fill in, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If your broker or other nominee holds your shares, please follow their instructions to vote. The prompt return of your proxy will assist us in preparing for the Annual Meeting. The proxy does not require any postage if it is mailed in the United States or Canada.

By Order of the Board of Directors,

Nanette W. Mantell, Esq.
Secretary

Dated: April 23, 2008

PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of DUSA Pharmaceuticals, Inc. (“DUSA” or the “Company”), a New Jersey corporation, for use at the Company’s 2008 Annual Meeting of Shareholders and at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, June 12, 2008, at 11:00 a.m., at the Company’s principal executive offices at 25 Upton Drive, Wilmington, Massachusetts 01887. If properly signed and returned, and not revoked, the proxy will be voted in accordance with the instructions it contains. The persons named in the accompanying proxy will vote the proxy for the Board of Directors’ slate of directors and for the other matters listed on the proxy as recommended by the Board of Directors unless contrary instructions are given.

     This proxy statement and the accompanying form of proxy are being mailed to shareholders on or about April 23, 2008. DUSA’s Annual Report on Form 10-K for 2007, including financial statements for the year ended December 31, 2007, but excluding certain exhibits, is being mailed to shareholders at the same time. A copy of the exhibits will be provided upon request and payment to DUSA of reasonable expenses.

Shareholders Entitled To Vote.

     Holders of record of shares of DUSA common stock at the close of business on April 16, 2008 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements of the meeting. On the record date, there were 24,078,452 shares of common stock without par value (“Common Stock”) outstanding and entitled to vote. These shares were the only shares outstanding of the Company. Each share entitles its owner to one vote. The holders of one-third of the shares that are outstanding and entitled to vote at the Annual Meeting must be present, in person or represented by proxy, in order to constitute a quorum for all matters to come before the meeting.

     Other than the vote for the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareholders requires the affirmative vote of a majority of the votes cast at the meeting for such matter. For purposes of determining the number of votes cast with respect to a particular matter, only those votes cast “FOR” or “AGAINST” are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. The nominees may vote the shares only on matters deemed routine, such as the election of directors, and ratification of the selection of the independent registered public accounting firm. Nominees will not have discretionary voting power to approve the amendment to the 2006 Equity Compensation Plan. You must instruct your nominee to vote on this proposal. As of the record date, the Company’s management owned approximately 0.4% of the Company’s outstanding Common Stock.

How To Vote.

     If you are a shareholder of record (that is, a shareholder who holds shares in his/her own name), you can vote by attending the Annual Meeting in person, or by signing, dating and returning your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted “FOR” Proposals 1, 2 and 3 and will be voted in the proxy holder’s discretion as to other matters that may come before the Annual Meeting.

     If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Changing Your Vote.

     You may change your vote at any time before the proxy is exercised, by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice to the Secretary of the Company. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Reduce Duplicate Mailings.

     The Company is required to provide an Annual Report and proxy statement to all shareholders. If you are a shareholder of record and have more than one account in your name or at the same address as other shareholders of record, you may authorize the Company to discontinue mailings of multiple proxy statements, Annual Reports and other information statements. Each shareholder in the household will continue to receive a separate proxy card. This process, known as “householding” reduces the volume of duplicate information received at your household and helps reduce our expenses. To do so, please mark the designated box on each proxy card for which you wish to discontinue receiving duplicate documents. Your consent to stop delivery of the Annual Report, proxy statements and other information statements shall be effective for five (5) years or until you revoke your consent. You may revoke your consent at any time by contacting Ms. Shari Lovell, in writing, at the Company’s office located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or by calling 1-800-607-2530. Delivery of individual copies of the documents shall resume within thirty (30) days of our receipt of your request.

Future Electronic Access to Proxy Materials and Annual Report

     For future annual meetings of shareholders, the Company will post its annual report, proxy statement and proxy card on an Internet website. You will continue to receive in the mail a notice of the annual meeting that will direct you to the website where the annual report, proxy statement and proxy card are posted. You will also have the ability to request a paper copy of future annual reports, proxy statement and related materials.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     There are seven (7) nominees for election as directors who will hold office until the next Annual Meeting of Shareholders and/or until their successors have been duly elected and qualified. The persons named on the accompanying proxy will vote all shares for which they have received proxies FOR the election of the nominees named below unless contrary instructions are given. In the event that any nominee should become unavailable, shares will be voted for a substitute nominee unless the number of directors constituting a full board is reduced. Directors are elected by plurality vote.

NOMINEES

     Set forth below is certain information about the nominees for election to the DUSA Board of Directors. The name, age and current position with the Company, if any, of each director is listed below, followed by summaries of their backgrounds and principal occupations. All of the nominees were elected to the Board of Directors at the 2007 Annual Meeting of Shareholders. All of the nominees are currently serving as directors of the Company.

			Date First
Name	Age	Position	Elected
D. Geoffrey Shulman, MD, FRCPC	53	Current Chairman of the Board, Chief Strategic Officer and Director	9/05/1991
John H. Abeles, MD (1) (2) (3) (4)	63	Director	8/02/1994
David M. Bartash (1) (2) (4)	65	Director	11/16/2001
Robert F. Doman	58	President and Chief Executive Officer	6/15/2006
Jay M. Haft, Esq. (1) (2) (3)	72	Vice Chairman of the Board and Lead Director	9/16/1996
Richard C. Lufkin (1) (2) (3)	61	Director	1/27/1992
Magnus Moliteus (1) (2) (4)	69	Director	7/25/2003

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.
(4)	Member of the Acquisition and Business Development Committee.

     D. Geoffrey Shulman, MD, FRCPC, is the Company’s founder and served as our Chief Executive Officer from the Company’s inception in 1991 until June 2007 and as our President from 1991 to 2004. He began serving as our Chief Strategic Officer in June 2007. Dr. Shulman served as our Chairman from 1991 through 2003 and was reappointed to that position in January 2005. Dr. Shulman has recently informed the Company that he has a serious health condition. The Company expects that he will be on short-term disability leave commencing sometime in June 2008 and that he will remain an employee of the Company and a member of the Board of Directors. However, he and the Company are discussing a revised employment arrangement, and the Company expects that he will step down as Chairman of the Board and resign as Chief Strategic Officer. Dr. Shulman also participates, on a limited basis, in a private dermatology practice.

     John H. Abeles, MD, who serves as the Chairman of our Nominating and Corporate Governance Committee, is the President and founder of MedVest, Inc. which, since 1980, has provided consulting services to health care and high technology companies. Dr. Abeles is also a member of the Boards of Directors of I-Flow Corporation, CytoCore, Inc. and CombiMatrix Corporation.

     David M. Bartash, who serves as the Chairman of our Acquisition and Business Development Committee, is the President and founder of Bartash and Company, a consulting company which, since 1990, has been providing consulting services to the healthcare industry, including research for the healthcare investment community and support services for venture start-ups.

     Robert F. Doman has served as our President and Chief Executive Officer since June 2007 and as our President and Chief Operating Officer from January 2005 to June 2007. From 2000 until 2004, Mr. Doman served as President of Leach Technology Group, the medical device division of Leach Holding Corporation. From 1999 to 2000, he was President, Device Product Development of West Pharmaceutical Services, a manufacturer of systems and device components for parentally administered medicines and drugs. Prior to joining West Pharmaceutical Services, he worked for the Convatec division of Bristol-Myers Squibb from 1991 to 1999 in positions that included: Vice President, Worldwide Marketing and Business Development; Vice President and General Manager, U.S. Wound and Skin Care; and Vice President, U.S. Operations.

     Jay M. Haft, Esq., who serves as the Vice Chairman of the Board, Lead Director and Chairman of our Compensation Committee, is a strategic and financial consultant for growth-stage companies. He served as Chairman of the Board from June 2003 to December 2004, and the Company expects that he will resume this position in June 2008. Since 2005, Mr. Haft has been a partner and a member of the Investment Committee of Columbus Nova, a private investment firm. He was a senior corporate partner of the law firm of Parker, Duryee, Rosoff & Haft from 1989 to 1994 and was of counsel to Parker, Duryee, Rosoff & Haft from 1994 until 2002. Mr. Haft is a member of the Board of Directors of DCAP Group Inc.

     Richard C. Lufkin, who serves as the Chairman of our Audit Committee, is the principal of Enterprise Development Associates, a proprietorship formed in 1985 which provides consulting and venture support services to early stage technology-based companies, principally in the life sciences sector. He is currently serving as secretary and treasurer of Animal Cell Metrology, Inc., a development-stage, privately-held biotechnology firm.

     Magnus Moliteus has been a consultant to the healthcare industry and Chairman of COM Consulting, a privately held firm, which enhances Swedish-American relations particularly between health care companies, since 2001. From 1995 to 2001, Mr. Moliteus served as Executive Director of Invest in Sweden Agency, U.S., a Swedish government agency. From 1977 to 1990, he was the Chief Executive Officer of Pharmacia, Inc. (now owned by Pfizer, Inc.). Mr. Moliteus is a member of the Board of Directors of Renhuang Pharmaceuticals, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE.

      Pursuant to the terms of the merger agreement dated as of December 30, 2005, as amended, by and among DUSA, Sirius Laboratories, Inc. and certain shareholders of Sirius, Sirius has the right to nominate one director to our Board. Sirius’s initial representative on our Board, Dr. Neal Penneys, resigned on April 10, 2007 for personal reasons and has not been replaced by the Sirius shareholder representatives. DUSA’s obligation to nominate a director candidate recommended by the Sirius shareholder representatives, continues through the expiration of the period of time that any milestone payment may be paid to former Sirius shareholders under the terms of the merger agreement.

DIRECTOR COMPENSATION

     Directors who are members of management receive no cash compensation for service as a director or as member of any committee. The Board has determined that all of the non-employee directors are independent, as independence is defined under the rules of the NASDAQ Stock Market. Non-employee directors receive $25,000 per year, as annual compensation, regardless of the number of Board or Committee meetings they attend. Directors serving on the Audit Committee receive an additional $5,000 per year. The Chairman of the Audit Committee and the Lead Director received an additional $5,000 per year. Directors are also reimbursed for their out-of-pocket expenses related to their attendance at meetings of the Board and Committees. Under the Company’s 2006 Equity Compensation Plan, as amended, all non-employee directors are awarded options to purchase up to 15,000 shares of Common Stock on June 30th of their first year of service or as of the close of business thirty (30) days following their election, whichever shall first occur, and options to purchase up to 10,000 shares of Common Stock on June 30th of each year following their re-election. All options granted to non-employee directors vest immediately.

     The following table sets forth the annual compensation to non-employee directors for 2007:

					Change in Pension
					Value and
	Fees				Nonqualified
	Earned or			Non-Equity	Deferred
	Paid in			Incentive Plan	Compensation	All Other
	Cash	Stock	Option Awards	Compensation	Earnings	Compensation
Name	($)	Awards ($)	($) (1)(2)	($)	($)	($)	Total ($)
John H. Abeles	$30,000		$18,863				$48,863
David M. Bartash	$30,000		$18,863				$48,863
Jay M. Haft	$35,000		$18,863				$53,863
Richard C. Lufkin	$35,000		$18,863				$53,863
Magnus Moliteus	$30,000		$18,863				$48,863
Neal S. Penneys	$15,000						$15,000

(1)

Option awards represent the compensation expense recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) for stock options granted in and prior to 2007. Under SFAS 123(R), we recognize the expense associated with the grant date fair value of stock options granted in and prior to 2007 over the vesting term of those awards which is immediate upon grant. The grant date fair value of each director’s 2007 stock option grant was $1.89 per share.

(2)

The aggregate numbers of shares subject to option awards outstanding as of December 31, 2007 were as follows: 75,000 for Dr. Abeles, 75,000 for Mr. Bartash, 105,000 for Mr. Haft, 105,000 for Mr. Lufkin and 40,000 for Mr. Moliteus.

MEETINGS AND COMMITTEES OF THE BOARD

     During the year ended December 31, 2007, there were sixteen (16) meetings of the Board of Directors. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and of all of the committees on which he serves. The Board of Directors has established an Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee and Acquisition and Business Development Committee. Mr. Haft, the Vice-Chairman of the Board and Lead Director, presides at board meetings of the independent directors.

     All of the non-employee directors are members of the Audit Committee. Mr. Lufkin serves as its Chairman. All of the members are independent directors in accordance with the rules of the NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board of Directors has determined that Mr. Lufkin qualifies as an audit committee financial expert and has designated him to that position. The Audit Committee provides oversight of the Company’s accounting functions and acts as liaison between the Board of Directors and the Company’s independent registered public accounting firm. The Committee reviews with the independent auditors of the firm the Company’s unaudited quarterly financial statements, the planning and scope of the audits of the Company’s financial statements, the results of those audits and the adequacy of internal accounting controls, and monitors other corporate and financial policies. In performing these functions, the Audit Committee meets periodically with the independent auditors (including in private sessions), and with management. In addition, the Audit Committee selects the independent registered public accounting firm for appointment by the Board of Directors. The Audit Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is available on the Company’s website at www.dusapharma.com. The Committee met seven (7) times during 2007.

     The members of the Nominating and Corporate Governance Committee currently are Dr. Abeles, who serves as its Chairman, and Messrs. Haft and Lufkin. All of the members of our Nominating and Corporate Governance Committee are independent directors in accordance with the rules of the NASDAQ Stock Market. The Nominating and Corporate Governance Committee’s purpose is to identify and evaluate the qualifications of individuals to become members of the Board of Directors, to select the director nominees, to develop and recommend corporate governance principles to the Board of Directors and to provide oversight and guidance to the Board of Directors to assure compliance with its corporate governance policies and principles. There were five (5) meetings of this Committee in 2007. Shareholders who wish to suggest qualified candidates to the Nominating and Corporate Governance Committee for director should write to: Administrator, Nominating and Corporate Governance Committee, DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887 stating, in detail, the nominee’s biography and qualifications of such person for consideration by the Nominating and Corporate Governance Committee. You should also enclose a written statement from each proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. A copy of the Nominating and Corporate Governance Committee Charter is located on the Company’s website at www.dusapharma.com.

     Among the central purposes of the Nominating and Corporate Governance Committee are identifying individuals qualified to become members of the Board of Directors, reviewing the qualifications of candidates and selecting the director nominees to be voted on at each annual meeting of shareholders. When the need to recruit a director arises, the Nominating and Corporate Governance Committee will consult the other directors and the Chief Executive Officer and may retain fee-paid third party recruiting firms to identify potential candidates. The candidate evaluation process may include inquiries as to the candidate’s reputation and background, examination of the candidate’s experiences and skills in relation to the Board of Director’s requirements at the time, consideration of the candidate’s independence as measured by the Board of Director’s independence standards, and other considerations as the Nominating and Corporate Governance Committee deems appropriate at the time. Prior to formal consideration by the Nominating and Corporate Governance Committee, any candidate who passes such screening would be interviewed by the Nominating and Corporate Governance Committee or its Chairman and the Chief Executive Officer. In effectuating those purposes, the Nominating and Corporate Governance Committee is charged with ensuring that the nominees for membership on the Board of Directors are of the highest possible caliber and are able to provide insightful, intelligent and effective guidance to the management of the Company. The following criteria have been identified by the Nominating and Corporate Governance Committee, and adopted by the Board of Directors, to guide the Nominating and Corporate Governance Committee in selecting nominees:

1.	Directors should be of the highest ethical character and share the values of DUSA;

2.	Directors should have personal and professional reputations that compliment and enhance the image and standing of DUSA;

3.	Directors should be leaders in their fields of endeavor, with exemplary qualifications;

4.	The Committee should generally seek current and/or former officers and/or directors of companies and organizations, including scientific, government, educational and other non-profit institutions;

5.

The Committee should seek directors so the Board is comprised of directors who collectively are knowledgeable in the fields of pharmaceuticals and device development, particularly those areas of research, development and commercialization undertaken by the Company;

6.	Directors should have varied educational and professional experiences and backgrounds who, collectively, provide meaningful counsel to management;

7.	Directors should generally not serve on more than six (6) boards;

8.

At least two-thirds (2/3rds) of the directors on the Board should be “independent” as defined by The NASDAQ Stock Market, LLC and should not have any real or apparent conflicts of interest in serving as a director; and

9.	Each director should have the ability to exercise sound, independent business judgment.

     The Committee applies the same criteria to all nominees for the Board irrespective of the source of such nominee.

     Absent extenuating circumstances, each member of the Board of Directors is expected to attend the 2008 Annual Meeting of Shareholders. All of the directors, who were directors at such time, attended the 2007 Annual Meeting of Shareholders, except for Dr. Abeles who was unable to attend due to illness.

     All of the non-employee members of the Board of Directors are members of the Compensation Committee. Mr. Haft serves as its Chairman. The Compensation Committee considers matters related to the compensation of the Company’s key officers and directors. The Committee also considers employee benefits which may be appropriate as the Company grows, and develops policies and procedures. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan approves the amounts of stock option or other equity awards awarded to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s Chairman of the Board, Dr. Shulman, and its President and Chief Executive Officer, Robert F. Doman, are not members of the Compensation Committee, however, the Compensation Committee seeks input from them regarding the performance of DUSA’s other executive officers. Dr. Shulman, Mr. Doman and Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation. The Compensation Committee has the authority to retain, at the Company’s expense, independent counsel or other advisers as it deems necessary in connection with its responsibilities. In 2007, the Compensation Committee engaged the WNB Consulting LLC to review and analyze DUSA’s executive compensation program, including benefit plans, to prepare a benchmarking analysis, and to recommend appropriate levels of cash and equity compensation for DUSA’s executive officers, including the Chairman of the Board and Chief Executive Officer. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting on behalf of DUSA is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Compensation Committee met eight (8) times in 2007. It also met five (5) times in 2008 to discuss cash and equity compensation for 2008, to consider cash bonuses for 2007, and to consider a revised employment arrangement for Dr. Shulman. The Compensation Committee operates under a written charter adopted and approved by the Board of Directors, a copy of which is available on the Company’s website at www.dusapharma.com.

     The members of the Acquisition and Business Development Committee are Dr. Abeles, Mr. Bartash and Mr. Moliteus. Mr. Bartash serves as its Chairman. The Acquisition and Business Development Committee reviews potential business acquisition candidates, potential business combinations and potential therapies that DUSA is considering or should consider for in-licensing. The Acquisition and Business Development Committee has no charter and meets on an ad hoc basis. The Acquisition and Business Development Committee met two (2) times in 2007.

Interest of Certain Persons in Matters to be Acted Upon

     As set forth under the section entitled “Approval of the Amendment to the 2006 Equity Compensation Plan,” the Company is seeking shareholder approval of an amendment to its 2006 Equity Compensation Plan (the “Plan”) to increase the number of shares available for issuance under the Plan. Pursuant to the terms of the Plan, each non-employee director who is re-elected to the Board at an annual meeting, shall automatically receive, on June 30th following such re-election, an option to purchase 10,000 shares of Common Stock. As such, if approved by the Company’s shareholders at the Annual Meeting of Shareholders, options to purchase an aggregate of 50,000 shares of Common Stock, comprised of grants of options to purchase 10,000 shares of Common Stock to each of the Company’s five (5) non-employee directors, will be granted.

PROPOSAL NO. 2 – APPROVAL OF AN AMENDMENT TO THE 2006 EQUITY
COMPENSATION PLAN

     The Company’s 2006 Equity Compensation Plan, as amended (the “Plan”), was approved by the Company’s shareholders at the 2006 Annual Meeting of Shareholders.

     The Plan currently provides for the granting of awards to purchase up to a maximum of the lesser of (i) 20% of the 24,078,452 shares of the Company’s Common Stock that were outstanding as of April 16, 2008 (i.e., 4,815,690), less the number of shares issued and outstanding under any other equity plan of the Company at such time; or (ii) 3,888,488 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time.

     The proposal to amend the plan is based upon two factors. In October 2007, the Company completed a private placement pursuant to which the Company sold 4,581,043 shares of Common Stock and warrants to purchase an additional 1,145,259 shares of Common Stock to several investors. In addition, WNB Consulting, the Compensation Committee’s compensation consultant, recently reviewed the level of equity compensation at a group of the Company’s peers. The analysis concluded that the current level of equity compensation for the named executives was below the low range of competitiveness. Based on this review, WNB Consulting recommended to the Compensation Committee that going forward, the Company should increase the level of equity compensation the Company pays to its executive officers to maintain the effectiveness of its goal of retaining and motivating its executive officers through the use of equity compensation. In light of these recommendations and the recent increase in the number of outstanding shares of the Company’s Common Stock, the Board of Directors, upon the recommendation of the Compensation Committee, has approved an amendment to the Plan to increase the aggregate number of shares authorized for issuance to the lesser of (i) 20% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity plan of the Company at such time; or (ii) 4,815,690 shares less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time, subject to approval by our shareholders at the 2008 Annual Meeting. Because the Plan allows for the increase in the number of shares of Common Stock available for issuance under the Plan as the number of outstanding shares of Common Stock increases, approval of the amendment to the Plan will not increase the potential dilution of DUSA’s current shareholders.

     Set forth below is a summary of the principal features of the Plan. This summary is qualified in its entirety by reference to the complete text of the Plan, which was filed with the Securities and Exchange Commission and is attached as Appendix A to this Proxy Statement.

Purpose of the Plan:

     The Plan is intended to provide a means by which the Company’s employees, consultants, advisors and directors can acquire and maintain stock ownership, thereby strengthening their commitment to the Company’s success. The Plan will provide an incentive for employees, consultants, advisors and directors to focus their attention on managing the Company as equity owners and will align their interests with the shareholders.

Description of the Plan:

     Administration: The Plan will be administered by the Compensation Committee of the Board of Directors (the “Committee”). However, the Board may ratify or approve any grants as it deems appropriate. The Committee has the authority to: (i) determine the individuals to whom grants will be made under the Plan; (ii) determine the type, size, and terms of each grant; (iii) determine the time when grants will be made and the duration of any applicable exercise or restriction period; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan.

     Shares: The maximum aggregate number of shares of the Company’s Common Stock that may be issued under the Plan under any form of award may not exceed the lesser of: (i) 20% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 3,888,488 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time. The Board of Directors has approved, subject to shareholder approval, an increase in the number of shares reserved for issuance under the Plan to lesser of (i) 20% of the total number of shares of our common stock issued and outstanding at any given time, less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 4,815,690 shares, less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time. The maximum number of shares of Common Stock that may be granted to any individual during any calendar year is 300,000. The maximum share limits are subject to adjustment in the event of a stock dividend, spin-off, recapitalization, stock split, combination, exchange of shares, reclassification, change in par value, merger, reorganization, or consolidation, or other corporate change. If any grant expires, is forfeited, or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the Plan.

     If any grant expires, is forfeited, or cancelled or otherwise terminates without having been exercised, the shares subject to the grant will again become available for grant under the Plan.

     Eligibility: The following persons are eligible to participate in the Plan:

  The Company’s employees and employees of our parents, subsidiaries, and affiliates.

  The Company’s non-employee directors.

  Consultants and advisors who perform services for us or our parents, subsidiaries, or affiliates (referred to as Key Advisors).

     The Committee will select the employees, non-employee directors and Key Advisors who are eligible for grants under the Plan. As of April 1, 2008, approximately 83 employees and five (5) non-employee directors were eligible to participate in the Plan. The Company also utilizes the services of a number of Key Advisors who are also eligible to participate in the Plan.

     Options: The Committee will select the employees, non-employee directors, and Key Advisors who will receive stock options and will determine the number of shares of stock that will be subject to each grant of stock options. The Committee may grant nonqualified stock options (NSOs) or incentive stock options (ISOs). ISOs may be granted only to employees or the employees of our parent or subsidiary corporation as defined in the Internal Revenue Code. NSOs may be granted to employees, non-employee directors, or Key Advisors.

     The Committee will establish the exercise price of each option on the date of grant. The exercise price of an NSO or ISO may be equal to or greater than the fair market value of the underlying shares of stock on the date of grant. However, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of the Company’s outstanding stock or the outstanding stock of a parent or subsidiary, the exercise price per share of the ISO must be at least 110% of the fair market value of a share of stock on the date of grant. If the aggregate fair market value of shares of stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, the options in excess of this limit will be treated as NSOs.

     Options granted to non-exempt employees under the Fair Labor Standards Act may not be exercisable for at least six (6) months after the date of grant, except as determined by the Committee upon death, disability, retirement, or change in control.

     The Committee determines the term of each stock option, which will not exceed seven (7) years (five (5) years in the case of an ISO granted to a 10% owner). The Committee may establish such vesting and other conditions with respect to options as it deems appropriate. The Committee may accelerate the exercisability of any or all outstanding options at any time for any reason. The Committee may provide in a grant instrument that the grantee may elect to exercise part or all of an option before it otherwise has become exercisable, and receive restricted stock.

     Options may be exercised while the grantee is an employee, director, or Key Advisor of the Company, or any parent, subsidiary or affiliate of the Company. Unless the Committee determines otherwise, but in any event no later than the date of expiration of the option term, an option may be exercised after the termination of employment or service as follows:

  For any reason other than disability, death, or termination for misconduct, any vested option may be exercised within 90 days after the date on which the grantee ceases to be employed by or provide services to the Company.

  Due to being disabled, any vested option may be exercised within one (1) year after the date on which the grantee ceases to be employed by or provide services to the Company.

  Due to death, all of the unexercised outstanding vested options may be exercised within one (1) year from the grantee’s date of death.

     In the event a grantee ceases to be employed by the Company on account of a termination for misconduct, any option held by the grantee will terminate at the time that the date on which the grantee ceases to be employed by or provide services to the Company or the date on which such option would otherwise expire, if earlier.

     To the extent that any of the Company’s sponsored plans or arrangements, or any agreement to which the Company is a party expressly provides for a longer exercise period for an option under applicable circumstances than the exercise period that is provided for under the Plan under those circumstances, the exercise period set forth in such plan, arrangement, or agreement applicable to such circumstances will apply in lieu of the exercise period provided for the Plan.

     A grantee may pay the exercise price of an option: (i) in cash; (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; or (iii) by such other method as the Committee may approve. If a grantee uses shares of the Company’s Common Stock to exercise an option, the shares must have been held by the grantee for the requisite period of time to avoid adverse accounting consequences to the Company.

     Each individual who agrees to become a non-employee director will receive, on June 30th of the first year of such service or as of the close of business 30 days following his/her election, whichever occurs first, and without the exercise of the discretion of any person, an NSO to purchase 15,000 shares of the Company’s Common Stock at an exercise price equal to the fair market value on the date the NSO is granted. Thereafter, on June 30th of each year, each individual who is a continuing non-employee director will receive automatically an NSO to purchase 10,000 shares of the Company’s Common Stock. Each NSO will vest in full on the date of the grant and have a term not to exceed seven (7) years from the date of grant, or, if later, the date the individual becomes a non-employee director. Notwithstanding the exercise period of any such NSO, all such NSOs will immediately become exercisable upon: (i) the death of non-employee director while serving as such; or (ii) upon a change of control (as defined in “Consequences of a Change in Control” below).

     Stock Awards: The Committee may grant stock awards to employees, Key Advisors, or non-employee directors. Shares of stock issued or transferred pursuant to stock awards may be issued or transferred for consideration or for no consideration, and subject to a minimum of a one (1) year vesting period for performance awards and a minimum three (3) year vesting period for awards not subject to performance vesting. The Committee may determine that stock awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. The Committee is not be permitted to waive such vesting periods except in the case of death, disability, retirement, change in control or termination of a grantee without cause. The Committee may establish conditions under which restrictions on stock awards will lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. During the restriction period, the grantee will not have the right to vote shares of stock awards or to receive any dividends or other distributions paid on such shares. If the grantee’s employment or service terminates during the restriction period or if any other conditions are not met, unless the Committee determines otherwise, the stock award will terminate with respect to all of the shares of stock covered by the stock award as to which the restrictions have not lapsed, and those shares of stock will be forfeited and immediately returned to the Company. The Committee may hold stock awards in escrow until all restrictions on shares have lapsed. The Committee or its delegate may also grant restricted stock units to an employee or Key Advisor. Each restricted stock unit represents the right of the grantee to receive an amount in cash or Common Stock (as determined by the Committee or its delegate) based on the value of the restricted stock unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A restricted stock unit shall be based on the fair market value of a share of the Company’s Common Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of restricted stock units to be granted and the requirements applicable to such restricted stock units.

     Stock Appreciation Rights: The Committee may grant stock appreciation rights (SARs) to employees, non-employee directors, or Key Advisors separately or in tandem with any option. The Committee will establish the base amount of each SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of a SAR will be the exercise price of the related option, or if there is no related option, an amount at least equal to the fair market value of a share of stock on the date of grant of the SAR. A SAR will be exercisable during the period specified by the Committee in the grant instrument and will be subject to vesting and other restrictions as specified in the grant instrument. The Committee may accelerate the exercisability of any outstanding SARs. A tandem SAR is exercisable only during the period when the option to which it is related is also exercisable.

     When a grantee exercises a SAR, the grantee will receive an amount equal to the value of the stock appreciation for the number of SARs exercised. The Company will pay the stock appreciation in shares of the Company’s Common Stock. The stock appreciation for a SAR is the amount by which the fair market value of the underlying stock on the date of exercise exceeds the base amount of the SAR.

     Performance-Based Compensation: The Committee may grant employees stock awards that are intended to meet the requirements of “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code (see “Section 162(m)” under “Federal Income Tax Consequences” below). In that event, at the beginning of the performance period, the Committee will establish in writing (i) the objective performance goals that must be met; (ii) the threshold, target, and maximum amounts that may be paid if the performance goals are met; and (iii) any other conditions that the Committee deems appropriate. The Committee must establish the performance goals either before the performance period or during a period ending no later than the earlier of ninety (90) days after the beginning of the performance period, the date on which 25% of the performance period has been completed, or such other date as may be permitted under the Internal Revenue Code.

     The Committee will establish objective performance goals for each grantee related to the grantee’s business unit or the Company’s performance and the performance of its parents, subsidiaries and affiliates as a whole, or any combination of the foregoing. The objectively determinable performance goals will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, or goals relating to acquisitions or divestitures.

     At the end of each performance period, the Committee will certify the results of the performance goals and the extent to which the performance goals have been met. If stock awards are granted as “qualified performance based compensation,” the total amount that may be paid or delivered to a grantee with respect to stock awards for any year in the performance period will not exceed 100,000 shares of stock. The Committee may provide for payment of grants in the event of the death or disability of a participant, or under other circumstances.

     Employees Subject to Taxation Outside the United States: The Committee may make grants on terms different from those specified in the Plan, including granting options with a term longer than seven (7) years if appropriate to assure favorable treatment, with respect to persons who are subject to taxation outside the United States as necessary to achieve the purposes of the Plan.

     Transferability of Grants: Grants are not transferable by the grantee except by will or the laws of descent or, in the case of a grant other than an ISO, pursuant to a domestic relations order, subject to Committee consent. The Committee may allow a grantee to transfer an NSO to family members or a trust or other entity for the benefit of family members.

     Consequences of a Change in Control: If a change in control occurs, unless the Committee determines otherwise:

  The Company will provide each grantee with outstanding awards written notice of such change in control.

  All outstanding options and SARs will automatically accelerate and become fully exercisable.

  Any restrictions on outstanding stock awards will immediately lapse.

     Upon a change in control, unless the Committee determines otherwise, the Committee may also:

  Determine that outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options or rights by the surviving corporation, and other outstanding grants will be converted to similar grants of the surviving corporation.

  Require that grantees surrender their outstanding options and SARs in exchange for payment, in cash or shares of the Company’s Common Stock (as the Committee determines) in an amount by which the then fair market value of the stock exceeds the exercise price.

     A change in control means the consummation of a transaction that is the subject of a determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. A change in control will be deemed to have occurred as of the first day either of the following occurs:

  The acquisition by any individual, entity, or group of 35% or more of the combined voting power of the Company’s outstanding stock subject to exceptions described in the Plan.

  Approval by the shareholders of: (i) a plan of liquidation or dissolution; (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets; or (iii) a merger, consolidation, or reorganization involving the Company, other than a merger, consolidation, or reorganization that would result in the Company’s voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the Company’s voting securities outstanding immediately after such merger, consolidation, or reorganization.

     A change in control will not occur when a restructuring, reorganization, merger, or other change in capitalization in which persons or entities who own an interest in the Company on the date hereof maintain more than a 50% interest in the resultant entity. Additionally, a change in control will not occur, with respect to a grantee, if the grantee is part of a purchasing group that consummates the change in control transaction.

     Amendment and Termination of the Plan: The Plan will terminate on April 10, 2016. The Board may terminate or amend the Plan earlier at any time. However, the Board will not amend the Plan without shareholder approval if shareholder approval is required to comply with the Internal Revenue Code or applicable laws, or to comply with applicable stock exchange requirements.

U.S. Federal Income Tax Consequences:

     The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants.

     Incentive Stock Options: In general, a grantee will not recognize taxable income upon the grant or exercise of an ISO, and the Company will not be entitled to any business expense deduction with respect to the grant or exercise of an ISO. Upon the exercise of an ISO, however, the excess of the fair market value of the shares received on the date of exercise over the exercise price of the option will be included as an adjustment for purposes of the alternative minimum tax.

     If a grantee holds the shares acquired upon exercise of an ISO for at least two (2) years after the date of grant and for at least one (1) year after the date of exercise, when the grantee disposes of the shares, the difference, if any, between the sale price of the shares and the exercise price of the option will be treated as long-term capital gain or loss. If a grantee disposes of the shares before satisfying these holding period requirements (referred to as a disqualifying disposition), the grantee will recognize ordinary income at the time of the disqualifying disposition, in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the exercise price of the option, or an amount equal to the gain on the disposition, if less. The balance of the gain realized, if any, will be short-term or long-term capital gain, depending upon the length of the time that the shares have been held after the date of exercise. In general, the Company will be allowed a business expense deduction to the extent a grantee recognizes ordinary income.

     Nonqualified Stock Options: In general, a grantee who receives an NSO will recognize no income at the time of the grant of the option. Upon exercise of an NSO, a grantee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. The basis in shares acquired upon exercise of an NSO will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the grantee recognizes ordinary income.

     Stock Awards: A grantee who receives a stock award generally will not recognize taxable income until the stock is transferable by the grantee or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the grantee will recognize ordinary income in an amount equal to the fair market value of the shares, less any amounts paid for the shares, at that time. The Company generally will be entitled to a business expense deduction in the same amount.

     A grantee may elect to recognize ordinary income when a restricted stock award is granted in an amount equal to the fair market value of the shares, less any amount paid for the shares, at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the same year.

     Stock Appreciation Rights: There are generally no federal income tax consequences to a grantee upon the grant of a SAR. Instead, when payments are made to the grantee, the grantee will recognize ordinary income in an amount equal to the cash received and the fair market value of any shares received. The Company generally will be entitled to a corresponding business expense deduction when the grantees recognize ordinary income.

     Excise Taxes: Under certain circumstances, the accelerated vesting of grants in connection with a change in control could be deemed an “excess parachute payment” for purposes of the parachute tax provisions of Section 280G of the Internal Revenue Code. In that event, a grantee could be subject to a 20% excise tax and the Company could be denied a tax deduction with respect to a portion of the grants under the Plan.

     Section 162(m): Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer or any of the four (4) other most highly compensated executive officers. The Internal Revenue Code has an exception to the deduction limit for “qualified performance based compensation,” if, among other requirements, the material terms of the plan are disclosed to and approved by the shareholders. The Company has structured the Plan so that compensation resulting from the grant of stock awards, stock options, and SARs may qualify as “qualified performance-based compensation” and be deductible.

Canadian Income Tax Consequences:

     Employees

     Options: A Canadian resident is subject to tax on income, computed in Canadian dollars, from all worldwide sources. A participant who receives an option to acquire Common Stock issued as a result of his or her employment will not realize any income when the stock option is granted. At the time the stock option is exercised, unless the election described below is available and the election is made, the Canadian resident employee is considered to have received a taxable employment benefit equal to the difference between the fair market value of the shares at the time the option is exercised and the price paid for the shares under the option agreement. This employment benefit is included in income and is subject to tax in Canada. The Canadian resident employee may be entitled to a deduction from income equal to 50% of the amount of the taxable employment benefit provided that the amount paid by the employee to acquire the Common Stock is not less than the fair market value of the shares at the time the option was granted, the employee is dealing at arm’s length with the Company before and immediately after the option is granted and the shares purchased are prescribed shares (generally non-convertible ordinary common shares).

     A Canadian resident individual may be able to defer the realization of income that would otherwise be included in the year the Company stock option is exercised. This deferral is available, subject to certain requirements, including that the stock option be in respect of prescribed shares that are listed on NASDAQ or another approved stock exchange and the employee elects to defer the income inclusion. If such an election is made, the employee stock option benefit that the individual would otherwise be required to include in the individual’s income for the year in which the option is exercised may be deferred until the year the shares acquired under the option are disposed of. In order to claim a deferral, an election must be timely filed in the proper form and manner and is subject to certain limitations. If available, the deferral applies only to the first CDN$100,000 worth of options that vest in any year. The value of an option for this purpose is considered to be equal to the value of the optioned share at the time the option was granted.

     Restricted Stock and Restricted Stock Units: In general, where the Company has agreed to sell or issue shares or restricted stock units to an employee, the Canadian tax consequences described above with respect to stock option plans are generally applicable. A Canadian resident employee who receives grants of stock pursuant to the Plan which are subject to restrictions on transfer for a restriction period either based on a specified period of time or the attainment of performance goals, will generally be subject to the stock option rules. The stock option rules will also generally apply where restricted stock units are issued to a Canadian employee, where the value of those units is to be paid by the issuance of shares. The employee would be required to include in income from employment an amount equal to the fair market value of the shares at the time the shares are acquired as a taxable employment benefit. Assuming the employee did not pay any amount to acquire the shares, the employee would not be entitled to claim either the 50% deduction or the deferral described above. If the shares are forfeited, the employee will be entitled to a deduction from income in the year of forfeiture only where the shares were held in trust by a trustee for the employee. Otherwise, if the shares are forfeited, the employee can claim a capital loss equal to the difference between the fair market value of the shares on the date the shares were acquired less any proceeds received on the forfeiture. Capital losses can only be applied against capital gains. When the shares are sold, the employee will realize either a capital gain or a capital loss.

     Stock Appreciation Rights: If a Canadian resident employee receives SARs, the tax consequences described above with respect to stock option plans will be generally applicable if shares are issued in payment of the appreciation in the SAR or if the employee has the right to elect to receive shares or cash in payment. In these circumstances, an employee would include in income from employment an amount equal to the fair market value of the shares on the date of exercise less the base amount of the SAR. The employee might be entitled to the 50% deduction or deferral described above provided that the base amount of the SAR is at least equal to the fair market value of the shares issued in satisfaction of the SAR. If the employee received a cash payment on the exercise of the SAR and did not have the right to elect to receive shares, the employee would be required to include the cash payment in income for the year of exercise and would not be entitled to a 50% deduction. Provided the base amount of each SAR is at least equal to the fair market value of a share on the grant date, the SAR should not be considered a salary deferral arrangement for Canadian tax purposes. If a SAR is considered to be a salary deferral arrangement, a Canadian resident employee would be required to recognize employment income in the year the SAR is granted.

     Directors

     For Canadian tax purposes, a member of the Board of Directors is taxed as an employee with respect to benefits which are received in his or her capacity as a director. Directors, including those who are not otherwise employed by the Company, will be taxed in the same manner as employees as described above.

     Independent Contractors

     Options: In general, consultants and advisors (referred to as Key Advisors) who are independent contractors are required to report business income on an accrual basis whether or not such income is received. Accordingly, Canadian resident Key Advisors may be subject to Canadian income tax on such business profits whether or not an amount has been received based on general principles of computation of business income.

     If a Key Advisor receives a grant of stock options in consideration for services performed by the Key Advisor, for tax purposes the grant of options will be considered to be a payment in kind in respect of those services and will be included in the computation of business income. As a payment in kind, the Key Advisor will generally be required to include the fair market value of the options received in computing the Key Advisor’s business income for the year in which the options are granted. The cost to the Key Advisor of each option received will equal to the fair market value of the option at the time it is received.

     The subsequent tax consequences to a Key Advisor who holds options to acquire shares of the Company’s Common Stock will normally depend on whether the Key Advisor holds the options as capital property or as part of the inventory of a business. How any of the Company’s stock options are held by a particular Key Advisor will be a question of fact that will depend on the particular circumstances of the Key Advisor.

     Restricted Stock: A Canadian resident Key Advisor who receives a grant of restricted stock pursuant to the Plan will generally be required to include the fair market value of the stock received or receivable in the computation of business income for tax purposes, assuming the Key Advisor did not pay any amount to acquire the shares. A Key Advisor who receives restricted stock units will include in income in the year the units are granted an amount equal to the difference between fair market value of the units and any amount paid to acquire the units. The general tax consequences applicable to a Key Advisor who holds shares will also generally depend on whether the Key Advisor holds the shares as capital property or otherwise. On the assumption that the Key Advisor holds the shares as capital property, the Key Advisor will realize either a capital gain or a capital loss on a subsequent disposition of the shares. For purposes of computing the capital gain or capital loss, the adjusted cost base of the shares to the Key Advisor will generally be equal to the fair market value of the shares at the time they were acquired by the Key Advisor averaged with the adjusted cost basis of all the Company shares of the same class or series then held by the Key Advisor as capital property.

     Stock Appreciation Rights: A Canadian resident Key Advisor who received a grant of SARs pursuant to the Plan, generally will be required to include an amount equal to the fair market value of the SAR in the computation of business income for the year the SARs are granted. When the SAR is exercised by the Key Advisor, an amount equal to appreciation in the SAR (generally the excess of the fair market value of the underlying shares less the base price and the value included in income at the grant date) will be included in the Key Advisor’s income. If the Key Advisor receives shares in satisfaction of the SAR, the consequences discussed above relating to the acquisition of shares under a stock option by a Key Advisor will apply.

Market Price of Shares:

     The closing price of the Company’s Common Stock on April 15, 2008 was $2.01.

New Plan Benefits:

     Pursuant to the terms of the Plan, each non-employee director who is re-elected to the Board at an annual meeting, shall automatically receive, on June 30th following such re-election, an option to purchase 10,000 shares of Common Stock. As such, if approved by the Company’s shareholders at the Annual Meeting of Shareholders, options to purchase an aggregate of 50,000 shares of Common Stock, comprised of grants of options to purchase 10,000 shares of Common Stock to each of the Company’s five (5) non-employee directors, will be granted.

     Under the Plan, all awards to grantees other than non-employee directors are granted at the discretion of the Board of Directors, the Compensation Committee or such other persons to whom authority may be delegated by the Board of Directors or Compensation Committee, and such awards are based upon criteria established by such persons. As such, at this time, the amount of any future awards to any grantees, other than the non-employee directors, under the Plan cannot be determined.

Equity Compensation Plan Information:

     The Company had the following securities authorized for issuance under equity compensation plans as of December 31, 2007:

(c)
Number of
securities
remaining
available for
	(a)		future issuance
	Number of		under
	securities to be	(b)	equity
	issued upon	Weighted-average	compensation
	exercise	exercise price of	plans (excluding
	of outstanding	outstanding	securities
	options, warrants	options, warrants	reflected in
Plan category	and rights (#)	and rights ($)	column (a)) (#)
Equity compensation plans approved by security holders	2,855,125	$10.76	684,766
Equity compensation plans not approved by security holders	250,000	$6.00	—
Total	3,105,125	$10.37	684,766

Required Vote: The affirmative vote of a majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required in order to approve the proposed amendment to the Plan.

THE BOARD OF DIRECTORS BELIEVES APPROVAL OF THE AMENDMENT TO THE PLAN IS IN
THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND UNANIMOUSLY
RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE PLAN.

PROPOSAL NO. 3 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors selected Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the 2008 fiscal year. Shareholder ratification of the appointment is not required under the laws of the State of New Jersey, but the Audit Committee has decided to ascertain the position of the shareholders on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. A majority of the votes cast, in person or by proxy, at the Annual Meeting of Shareholders is required for ratification. Abstentions will have no effect on this proposal. The ratification of Deloitte & Touche LLP is a matter on which a broker or nominee has discretionary voting authority, so broker non-votes will not result from this proposal. A representative of Deloitte & Touche LLP will be present at the meeting to answer questions from shareholders and will have the opportunity to make a statement on behalf of the firm, if he or she so desires.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Audit Fees

     The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2007 and 2006, and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for fiscal years 2007 and 2006 were $630,200 and $529,500, respectively.

Audit Related Fees

     The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2007 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of a Registration Statement on Form S-3 were $41,000. The aggregate fees billed by Deloitte & Touche LLP during fiscal year 2006 for the review of documents filed with the Securities and Exchange Commission related to the Company’s filing of a Registration Statement on Form S-3 and fees related to services provided in connection with our merger with Sirius Laboratories, Inc. were $150,000.

Tax Fees

     There were no fees billed by Deloitte & Touche LLP for tax services rendered to the Company for the fiscal years ended December 31, 2007 and 2006.

All Other Fees

     There were no other fees billed by Deloitte & Touche LLP for professional services rendered to the Company for the fiscal years ended December 31, 2007 and 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

     In considering the nature of the services provided by the independent registered public accounting firm, all of which were pre-approved in accordance with procedures required by the Audit Committee Charter, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Company management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

BOARD AUDIT COMMITTEE REPORT1

     The Audit Committee of the Board of Directors (the “Audit Committee”) assists the Board of Directors by providing oversight of the Company’s financial reporting process and its independent registered public accounting firm. Management is responsible for preparing the Company’s financial statements and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company’s management and selecting the independent registered public accounting firm. The Audit Committee operates under a written charter adopted and approved by the Board of Directors. A brief description of the responsibilities of the Audit Committee is set forth above under the caption “Meetings and Committees of the Board.”

     The Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2007 with management. The Audit Committee also discussed with Deloitte & Touche LLP, the independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” In addition, the Audit Committee received from Deloitte & Touche LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the Audit Committee discussed with the independent registered public accounting firm their independence from the Company and its management. Additionally, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s consolidated financial statements was compatible with maintaining their independence and the fees and costs billed and to be billed for those services as shown on page 18 of this proxy statement. The Audit Committee concluded that Deloitte & Touche LLP’s provision of such services is compatible with Deloitte & Touche LLP’s independence.

     Based on its review, and the discussions with the Company’s management and its independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K.

John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq.
Richard C. Lufkin (Chairman)
Magnus Moliteus

_________________________
1 The material in the Audit Committee Report is not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

COMPENSATION DISCUSSION & ANALYSIS

     Philosophy and Objectives – All of our compensation programs and policies are designed to attract, retain, and reward key employees to align compensation with DUSA’s performance and to motivate executive officers to achieve the Company’s business objectives. Our programs are geared to rewarding both short and longer-term performance with the ultimate objective of increasing shareholder value over time.

     The Compensation Committee of the Board of Directors (the “Compensation Committee” or the “Committee”) believes that compensation should reflect the success of our executives as a management team, so we consider both individual, and corporate strategic and financial goals in setting compensation. We currently believe that executive compensation should not be based on the short-term performance of our stock, but that the price of our stock will, in the long-term, reflect our operating performance, and management of the Company by our executives. We seek to have the long-term performance of our stock reflected in executive compensation through our stock option and other equity incentive programs.

     Throughout this proxy statement, the individuals who serve as our chief executive officer and our chief financial officer during fiscal 2007, as well as other individuals included in the Summary Compensation Table on page 26 are referred to as “named executive officers.”

     Overview of Compensation and Process - The Compensation Committee is composed of all of the independent non-employee directors. The Compensation Committee is responsible for setting and administering the policies which govern annual executive salaries and cash bonus awards, and under the 2006 Equity Compensation Plan approves the amounts of stock option or other equity awards to all grantees. The Compensation Committee evaluates, on a yearly basis, the performance, and determines the compensation of, the executive officers of DUSA, including the named executive officers. DUSA’s Chairman and Chief Strategic Officer, D. Geoffrey Shulman, and its President and Chief Executive Officer, Robert Doman, are not members of the Compensation Committee, however, the Compensation Committee seeks input from both of them regarding the performance of DUSA’s other executive officers, and from Dr. Shulman regarding Mr. Doman’s performance. Both of them, along with Richard C. Christopher, DUSA’s Vice President of Finance and Chief Financial Officer, are present, at the invitation of the Compensation Committee, at its meetings, other than during consideration of their own compensation or other executive sessions.

     During 2006, the Compensation Committee retained the HR Consulting Group as its consultant for executive compensation matters. The HR Consulting Group was engaged to prepare a peer group analysis of the Company’s cash and equity compensation program. As discussed below, the Committee used this analysis when determining 2006 and 2007 salaries and bonuses. In late 2007, the Compensation Committee retained WNB Consulting LLC to review and analyze DUSA’s executive compensation programs, to prepare a benchmarking analysis, and to recommend appropriate levels of cash and equity compensation for DUSA’s executive officers, including its Chairman of the Board and its President and Chief Executive Officer. The Compensation Committee is solely responsible for the engagement of WNB Consulting, and all work performed by WNB Consulting is initiated and supervised by the Compensation Committee, except to the extent delegated by the Compensation Committee to management. The Committee discussed the recommendations of WNB Consulting with the consultant when setting 2008 salaries, and when making decisions about bonus levels and equity compensation awards. While input from these consultants is carefully considered, ultimate decision making authority rests with the Compensation Committee which retains discretion over salary, cash bonus, and equity compensation determinations based upon its subjective view of an executive’s performance.

     DUSA’s executive compensation programs consist of base salary, discretionary cash bonus incentives based on annual individual and corporate goals, grants under the Company’s equity plan, a 401(k) plan, a deferred compensation plan, and certain other perquisites and benefits generally available on the same basis as benefits provided to its other employees. Typically, during the first quarter of each year, our Compensation Committee meets to approve cash bonuses for our executives based on the prior fiscal year’s performance and base salaries for the new fiscal year, to consider corporate goals and objectives that may be referenced for the discretionary cash bonus and to grant equity awards, through 2007 usually in the form of stock options, to all of the executive officers. On occasion, as occurred during 2007, compensation adjustments are made during the year to reflect a change in roles or responsibilities of our executives.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the corporation’s chief executive officer and four other most highly paid executive officers. We periodically review the potential consequences of Section 162(m) and may structure performance-based compensation to comply with certain exemptions. However, we have not done so to date.

     Base Salary - With regard to base salary, the Compensation Committee believes that DUSA’s officers should be compensated at levels comparable to the base salary of executive officers at similar public biotechnology or pharmaceutical companies. Base salaries are paid at competitive levels to attract talented management personnel in the first instance. DUSA determines the amount it offers to new management personnel by using data it has collected, as well as by meeting with executive search consultants who locate potential candidates, together with the negotiation process of securing its key employees. During 2007, the Compensation Committee used survey data reporting the salaries and bonuses for executives of companies in these groups which was prepared in 2006 by HR Consulting Group. In making salary, bonus and equity award decisions, the Committee compared the Company’s compensation against a peer group recommended by this consultant (the “Consultant’s Peer Group”). The Consultant’s Peer Group, is periodically reviewed and updated and consists of companies against which the Compensation Committee believes DUSA may compete for talent. The companies comprising the peer group are: Anika Therapeutics, Inc., AVANT Immunotherapeutics, Inc., Barrier Therapeutics, Inc., Candela Corporation, Collagenex Pharmaceuticals, Inc., Curis, Inc., Cutera, Inc., Dyax Corp., Genta Incorporated, Inspire Pharmaceuticals, Inc., Medarex, Inc., Neurogen Corporation, Novavax Inc., NitroMed, Inc., Palomar Medical Technologies, Inc., Pharmacyclics, Inc., and QLT Inc. In addition, the Committee refers to survey data or analyses of survey data from the Radford Biotechnology Survey, Mercer Executive Compensation Survey, Watson Wyatt’s Executive Compensation Survey, TSG Management Survey, SIRS Executive Survey ORC’s Executive Compensation Survey and TSG Biotechnology Survey. The Committee uses this information to assist it in setting executive compensation but does not have a pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation.

     The Committee also takes note of the cost of living increase in determining base salary increases, as well as the general performance of the Company. In some years past, officers’ salaries were held at the same level as a prior year as a result of disappointing corporate performance. In June 2007, the Committee increased Mr. Doman’s salary in connection with his promotion to the position of Chief Executive Officer. Similarly, the Committee reduced Dr. Shulman’s salary in connection with his transition from day-to-day operations of management as Chief Executive Officer to the position of Chairman of the Board and Chief Strategic Officer. In early 2007, the Committee approved base salary increases in the range of 2.5% to 10.8% for the other named executive officers. Following the analysis by WNB Consulting which indicated that several of the named executive officers’ base salaries were below the low end range of competitiveness, the Committee, in April 2008, approved a base salary increase for Mr. Doman of 10% and for Mr. Christopher of 14.6%. These new salaries are still below the mid-point of the range of competitiveness provided to the Company by WNB Consulting, but the Committee believes that it is important to bring these base salaries more in line with the marketplace. The Committee also approved base salary increases for the other named executive officers, other than for Dr. Shulman, in the range of 3.5% to 4.0%. Dr. Shulman’s compensation is still being discussed.

     Bonuses - Under the terms of its employment agreements with its officers, DUSA’s Vice Presidents are eligible to receive up to 30% of their base salary as a discretionary cash bonus award to be set by the Board of Directors. Similarly DUSA’s Executive Vice President of Sales and Marketing, is eligible to receive up to 35% of his base salary as a cash bonus. In June 2007, in connection with his promotion to President and Chief Executive Officer, the Committee determined that Mr. Doman should be eligible to receive up to 50% of his base salary as a cash bonus. In addition, the Committee determined that Dr. Shulman should remain eligible to receive up to 50% of his base salary as a cash bonus. In some cases, the agreements provide that the Board may award a cash bonus in excess of the stated percentage for outstanding performance and in past years, the Board has availed itself of this option. DUSA believes that the cash bonus is an important incentive to its officers and assists DUSA is reaching its corporate goals. Therefore, upon the recommendation and analysis of WNB Consulting, in April 2008, the Committee approved increases of 5%-10% in the percentage of the bonus opportunity for the executive officers other than Dr. Shulman and Mr. Doman.

     Financial and strategic business goals are typically set by DUSA, usually during the fourth quarter of the previous year, and have in the past been adjusted as the year progresses. In 2007, the primary financial goals related to achievement of net revenue and non-GAAP loss from operations milestones. Management recommends these goals to incentivize its named executive officers to perform at consistent high levels, however, these goals are not set at levels which management believes are likely to be unattainable. The goals are sometimes adjusted based on recommendations of management since DUSA is a relatively young company which changes its corporate focuses depending on various events, such as the progress of research and development programs, acquisition of products, and the like. DUSA believes that base compensation should not necessarily be affected, though discretionary bonuses may be, for such reasons. For 2007, attainment of corporate goals represented 70% of the bonus opportunity for the executives and attainment of individual goals represented 30% of the bonus opportunity, except that corporate financial goals had to be achieved in order for any bonus payment to be granted. In prior years, the Committee used various combinations of attainment of corporate goals, individual goals and stock performance as a basis for determining bonuses. No bonuses were paid for 2007 performance because management did not achieve its corporate goals primarily due to the consequences of a litigation matter that was settled in October 2007. For 2008, the Committee plans on using a more flexible, subjective approach to consideration of cash bonus incentives. In early 2009, the Committee will use its discretion, based on the experience of its members and in light of performance during 2008, to determine whether bonuses should be paid. The Committee believes that in light of the Company’s stage of development, a flexible approach will be fairer and provide a greater incentive for the Company’s executives to perform.

     The Compensation Committee discusses and adjusts the written recommendations of the President and Chief Executive Officer of DUSA in awarding discretionary cash bonuses, as well as base salary increases for the executives, other than for himself and the current Chairman of the Board. The Chairman of the Board made recommendations as to how much of an executive’s bonus should be paid out in relation to the achievement of goals and their performance review. For 2007, the Chairman of the Board also submitted a recommendation to the Committee for the compensation of the President which was considered by the Committee. The Compensation Committee exercises subjective judgment and discretion in the granting of the amount of bonuses and in setting base salaries.

     In April 2008, the Committee reviewed each named executive officer’s performance against the 2007 corporate goals. The Committee also met with Mr. Doman and Mr. Christopher who reviewed the contributions of each of the named executive officers and Mr. Doman provided his recommendations as to the 2008 salaries and proposed increases in cash bonus opportunity that should be paid to each of the named executive officers other than himself and Dr. Shulman. The Committee also discussed and evaluated the recommendations of Mr. Doman regarding salary adjustments for 2008 and cash bonus opportunities, as well as the base salaries for Mr. Doman and Dr. Shulman, with WNB Consulting in making its decision.

     Equity Awards - DUSA has awarded stock options to its executive officers on initial hire, sometimes at the time of a promotion, and generally, on an annual basis at a meeting of the Compensation Committee during the first quarter of the year. The Compensation Committee believes that a strong stock ownership program is essential to the long-term growth of the Company by providing executives with incentives to increase shareholder value over time. The Compensation Committee uses survey data and recommendations of consultants to monitor and evaluate the amount of long-term incentive compensation levels of its officers. There is no formula for the number of grants which are issued, though during 2006 and 2007 management developed recommended ranges of the number of options for consideration by the Committee on the basis of salary ranges. Also recently, the amount of the grants has been a function of the number of grants that are available under DUSA’s now expired 1996 Omnibus Plan and the 2006 Equity Compensation Plan, since the Board of Directors believes that no more than 20% of the shares of common stock outstanding should be subject to stock options. In addition, the Board has decided to grant options every year in order to take into account the volatility of DUSA’s stock price from year to year. WNB Consulting has recommended to the Compensation Committee that going forward, DUSA should increase the level of equity compensation DUSA pays to its executive officers to maintain the effectiveness of DUSA’s goal of retaining and motivating its executive officers through the use of equity compensation. The Compensation Committee is currently considering this recommendation.

     Stock options have typically been granted as of the close of business on the date of grant, usually on the date of the meeting of the Compensation Committee. However, if financial results are available to the Board of Directors at that date, the grant is usually made at the close of business two business days after the disclosure of the quarterly earnings for the relevant period so that the exercise price reflects the reaction to the information by the shareholders. In December 2006, the Board of Directors determined that all grants should be made two days following the release of quarterly earnings by DUSA.

     DUSA also maintains a 401(k) plan for all employees which provides a match of $.50 for each dollar contributed up to 2.5% of base salary. In 2006, DUSA adopted a deferred compensation plan which is available to operating director-level employees and above, however only executive officers have enrolled, to date. DUSA adopted these plans in order to provide competitive benefits to its upper level employees. In addition, the Compensation Committee may consider awarding compensation under this plan to provide retirement benefits to its senior executives, particularly since DUSA does not maintain any pension plan.

     In some cases, the Committee has altered a proposed amount of a cash bonus or option grant to provide a particular award for excellent performance. This is an example of the discretion which is contemplated in the employment agreements between the Company and the named executive officers.

     Currently, DUSA does not have any stated policy regarding an adjustment or recovery of awards or payments if a performance measure upon which such award or payment may have been based were to be restated.

     Perquisites - As provided in his employment agreement, DUSA provides its President and Chief Executive Officer with local housing, including utilities, since his permanent residence is in a state different from the location of DUSA’s principal offices in Massachusetts. In addition, DUSA covers the amount of tax that the officer pays on the amount of the rent which constitutes compensation to him. This form of compensation did affect the level of base salary that the officer was offered and agreed upon when he joined DUSA in 2005.

     Other Compensation -

     Generally Available Benefits

     We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to all employees:

  Health and dental insurance;
  Life insurance;
  Short- and long-term disability;
  Educational assistance; and
  401(k) plan.

     We believe that these benefits are consistent with those offered by our Consultant’s Peer Group.

     Severance Benefits

     All of the named executive officers have a provision in their employment agreements providing for a severance benefit equal to twelve (12) months of the officer’s then current salary. DUSA has received information from its employment consultant that the provision of twelve (12) months severance for termination without cause is relatively common, and DUSA believes that the provision assists it in attracting key management to the Company.

     Change of Control

     DUSA provides a change of control provision in its named executive officers’ employment agreements. The provision provides for the payment of three (3) times an officer’s then current salary under certain change of control circumstances.

     Sections 280G and 4999 of the Internal Revenue Code impose certain adverse tax consequences on compensation treated as excess parachute payments. An executive is treated as having received excess parachute payments if he receives compensatory payments or benefits that are contingent on a change in control, and the aggregate amount of such payments and benefits equal or exceeds three times the executive’s base amount. The portion of the payments and benefits in excess of one times base amount are treated as excess parachute payments and are subject to a 20% excise tax, in addition to any applicable federal income and employment taxes. Also, our compensation deduction in respect of the executive’s excess parachute payments is disallowed. If we were to be subject to a change of control, certain amounts received by our executives could be excess parachute payments under Section 380G and 4999 of the Internal Revenue Code.

     DUSA does not currently provide any pension benefits to its named executive officers or employees.

     Deferred Compensation

     On the recommendation of the Compensation Committee, DUSA adopted the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) effective October 18, 2006. The Plan is intended to be a non-qualified, supplemental retirement plan. It is intended primarily for the purpose of allowing a select group of management, including the named executive officers and members of the Board of Directors (the “Participants”) the option of having a portion of their compensation deferred, pursuant to Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and, as such, to be exempt from the provisions of Parts II, III, and IV of Title I of ERISA. We believe that this plan will assist DUSA in retaining and attracting key individuals for the long-term benefit of the Company. Participants may defer up to 80% of their compensation. A Participant will be 100% vested in all of the amounts he or she defers as well as in the earnings attributable to a Participant’s deferred account. A Participant may elect to receive distributions from the deferred account at various times, either in a lump sum or in up to ten annual installments. DUSA’s obligation to pay the Participant an amount from his or her deferred account is an unsecured promise and benefits will be paid out of the general assets of the Company. While DUSA has established a Rabbi Trust to segregate the Participants’ deferred amounts, the Participants will be general creditors of DUSA. The Compensation Committee will act as the administrator of the Plan. The trustee of the Participants’ deferred accounts is Bankers Trust Company.

     Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. It is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including the named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A. With respect to our compensation and benefit plans that are subject to Section 409A, in accordance Section 409A and regulatory guidance issued by the IRS, we are currently operating such plans in compliance with Section 409A based upon our good faith, reasonable interpretation of the statute and the IRS’s regulatory guidance.

REPORT OF THE COMPENSATION COMMITTEE 2

     The Compensation Committee has reviewed and discussed the contents of the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with the Company’s management. Based on this review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

By the Compensation Committee of the Board of Directors

John H. Abeles, MD
David M. Bartash
Jay M. Haft, Esq. (Chairman)
Richard C. Lufkin
Magnus Moliteus

_________________________
2The material in the Compensation Committee Report is not “soliciting material,” are not deemed filed with the SEC and are not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this report and irrespective of any general incorporation language therein.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS OR NOMINEES

     The name, age, current position and date first elected as an executive officer of the Company of each executive officer who is not a director, or a nominee, of the Company is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

			Date First
			Elected as
Name	Age	Current Title	Officer
Mark C. Carota	52	Vice President, Operations	2/18/2000

		Vice President, Finance and Chief
Richard C. Christopher	38	Financial Officer	1/01/2004

		Vice President, Intellectual
Scott L. Lundahl	49	Property and Regulatory Affairs	6/23/1999

		Vice President, Scientific Affairs
Stuart L. Marcus, MD, Ph.D.	61	and Chief Medical Officer	10/11/1993

		Executive Vice President, Sales and
William F. O’Dell	61	Marketing	4/17/2006

Michael J. Todisco, CPA	43	Vice President, Controller	9/18/2006

     Mark C. Carota has been employed by the Company since October 1999 and has served as our Vice President, Operations since February 2000. Prior to joining the Company, Mr. Carota was Director of Operations from November 1998 to October 1999 for Lavelle, Inc., a privately held manufacturer of orthopedic instrumentation. From July 1998 to November 1998, Mr. Carota was employed as Director of Quality Assurance by CGI Inc. Prior to joining CGI Inc., Mr. Carota was employed by Allergan Inc. from February 1997 to July 1998 where he had responsibility for quality assurance, engineering and facilities.

     Richard C. Christopher has been employed by the Company since December 2000 and has served as our Vice President, Finance and CFO since January 2005. Prior to his promotion to his current position in January 2005, he held the positions of Vice President, Financial Planning and Analysis from January 2004 to January 2005 and Director, Financial Analysis from December 2000 to January 2004. Prior to joining the Company, he was the North American Cost Accounting Manager for Grace Construction Products, a unit of W.R. Grace & Co., from April 1999 to December 2000. Prior to joining Grace Construction Products, Mr. Christopher was employed by the Boston Edison Company from March 1996 to April 1999.

     Scott L. Lundahl has been employed by the Company since May 1998 and has served as our Vice President, Intellectual Property and Regulatory Affairs since January 2004. In addition to his current position, he has held the positions of Vice President, Technology and Director of Technology Development.. In 1994, Mr. Lundahl co-founded and became Vice President of Lumenetics, Inc., a privately-owned medical device development company, which, prior to May 1998, provided the Company with consulting services in the light device technology area.

     Stuart L. Marcus, MD, Ph.D. has been employed by the Company as our Vice President, Scientific Affairs and Chief Medical Officer since October 1993. Prior to joining the Company, he was Director of the Hematology/Oncology Department of Daiichi Pharmaceuticals Inc., and prior thereto he held positions in the Medical Research Division of the American Cyanamid Company, directing photodynamic therapy clinical development, among other assignments.

     William F. O’Dell has been employed by the Company as our Executive Vice President, Sales and Marketing since April 2006. Prior to joining the Company, Mr. O’Dell was Vice President of Marketing and Strategic Business Development at West Pharmaceuticals, Inc. from October 2005 to April 2006. Mr. O’Dell also served at West Pharmaceuticals as Vice President of Sales and Marketing for the Americas Region from January 2002 to October 2005 and as Vice President of Global Marketing from December 1999 to December 2001.

     Michael J. Todisco, CPA, has been employed by the Company since May 2005 and has served as our Vice President, Controller since September 2006. Prior to his promotion to his current position, he held the position of Controller. Prior to joining the Company, he was the Director of Finance at Art Technology Group, Inc. from March 2003 through May 2005. Prior to joining Art Technology Group, Mr. Todisco was the Director of Treasury Services at American Tower Corporation from March 2001 through March 2003.

EXECUTIVE COMPENSATION

     The following table shows, for the fiscal years ended December 31, 2006 and 2007, certain information regarding the annual and long-term compensation paid by DUSA to those persons who were, at any time during the year, (i) our principal executive officer, (ii) our principal financial officer, and (iii) the three most highly compensated executive officers other than the principal executive officer and principal financial officer who were serving DUSA at the end of the year. All amounts are stated in United States dollars unless otherwise indicated. For more information about the elements of each named executive officer’s compensation, see “Compensation Discussion and Analysis” above.

Summary Compensation Table

							Change in
							Pension Value
							and Non-
						Non-equity	qualified
Name and Principal				Stock	Option	Incentive	Deferred	All Other
Position (NEO)		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation	Total
(a)	Year (b)	(c)	(d)	(e)	(f)(2)	(g)	Earnings (h)	(i)(4)	(j)
D. Geoffrey Shulman	2007	$404,820(1)	$0.00	--	$366,190	--	$2,702	$ 16,555	$ 749,785
	2006	416,000(1)	$221,104(1)	--	898,511	--	--	18,168	1,553,783
Robert F. Doman	2007	$353,340	$0.00	--	$285,953	--	$1,236	$ 61,141	$ 701,670
	2006	312,000	$134,534(1)	--	265,431	--	--	55,738	767,703
Stuart L. Marcus	2007	$275,828	$0.00	--	$92,901	--	--	$ 7,932	$ 375,861
	2006	269,100	$83,394	--	89,894	--	--	7,932	450,320
William F. O’Dell	2007	$255,833	$0.00	--	$66,049	--	--	$ 13,827	$ 335,710
	2006(3)	177,885	$62,883	--	43,656	--	--	117,073	401,497
Richard C. Christopher	2007	$205,000	$0.00	--	$97,788	--	--	$ 10,390	$ 313,178
	2006	185,000	$61,494	--	91,827	--	--	10,139	348,460

(1) Salary and/or bonus includes amounts earned but deferred, as applicable, under our deferred compensation plan.

(2) Option awards represent the compensation expense recognized by us for financial statement reporting purposes for the fiscal year ended December 31, 2007 in accordance with SFAS 123(R) for stock options granted in and prior to 2007. In addition for 2006, $533,526 of Dr. Shulman’s $898,511 is attributable to compensation expense relating to the extension of 250,000 Class B warrants which were due to expire in January 2007 and which were extended for four (4) years by action of the Compensation Committee in October 2006. Under SFAS 123(R), we recognize the compensation expense associated with the fair value of stock options, based on the closing price of our common stock on the NASDAQ Global Market on the date of grant, over the vesting term of those awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 2 and Note 11 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

(3) Mr. O’Dell’s employment commenced in April 2006.

(4) All other compensation includes a car allowance, Company contributions under our 401(k) plan, group term life insurance, relocation expenses, housing arrangements, and other perquisites as follows:

				Group Term
		Car		Life	Relocation			Total Other
Name	Year	Allowance	401(k) Match	Insurance	(a)	Housing	Other (b)	Compensation
D. Geoffrey Shulman	2007	$9,600	$4,981	$1,974	--	--	--	$16,555
	2006	9,600	4,975	3,593	--	--	--	18,168
Robert F. Doman	2007	$9,600	$4,235	$1,932	--	$27,689	$17,685	$61,141
	2006	9,600	3,900	--	--	24,690	15,616	55,738
Stuart L. Marcus	2007	$6,000	--	$1,932	--	--	--	$7,932
	2006	6,000	--	1,932	--	--	--	7,932
William F. O’Dell	2007	$8,400	$2,829	$ 960	--	$1,118	$ 520	$13,827
	2006	5,997	2,043	560	$64,418	--	44,075	117,073
Richard C. Christopher	2007	$6,000	$2,563	$1,827	--	--	--	$10,390
	2006	6,000	2,312	1,827	--	--	--	10,139

(a) This amount represents amounts paid to Mr. O’Dell in 2006 to compensate him for relocating to Massachusetts.

(b) These amounts represent gross-ups of the perquisites for housing and relocation reimbursements, respectively, for our named executive officers who received these benefits during 2006 and 2007, to compensate them for the taxes due on such amounts.

GRANT OF PLAN-BASED AWARDS

     The following table provides information about equity and non-equity awards granted to the named executive officers for 2007.

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive Plan
		Plan Awards			Awards
All Other
Stock
Awards:
								All Other	Number
								Stock	of	Exercise
								Awards:	Securities	or Base	Grant
								Number of	Under-	Price of	date fair
				Maxi-			Maxi-	Shares of	lying	Option	value of
Name and Principal	Grant	Threshold	Target	mum	Threshold	Target	mum	Stock or	Options	Awards	awards
Position (NEO)	Date	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)	($/SH)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
D. Geoffrey Shulman	3/20/07	N/A			N/A			N/A	75,000	$3.37	$153,412
Robert F. Doman	3/20/07								60,000	$3.37	$122,730
Stuart L. Marcus	3/20/07								20,000	$3.37	$40,910
William F. O'Dell	3/20/07								25,000	$3.37	$51,137
Richard C. Christopher	3/20/07								20,000	$3.37	$40,910

(1) Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. The weighted average per share fair value of all named executive officer stock option grants was $3.37. For additional discussion on the valuation assumptions used in determining the compensation expense, see Note 2 and Note 11 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the outstanding equity awards for our named executive officers at December 31, 2007.

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
							Market	Plan	Awards:
							Value	Awards:	Market
							of	Number	or Payout
			Equity			Number	Shares	of	Value of
			Incentive			of	or	Unearned	Unearned
			Plan			Shares	Units	Shares,	Shares,
			Awards:			or Units	of	Units or	Units or
	Number of	Number of	Number of			of Stock	Stock	Other	Other
	Securities	Securities	Securities			That	That	Rights	Rights
	Underlying	Underlying	Underlying			Have	Have	That	That
	Unexercised	Unexercised	Unexercised	Option		Not	Not	Have Not	Have Not
Name and Principal	Options (#)	Options (#)	Unearned	Exercise	Option	Vested	Vested	Vested	Vested
Position (NEO)	Exercisable	Unexercisable	Option (#)	Price ($)	Expiration Date	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
D. Geoffrey Shulman	10,000			$6.94	06/12/2008	N/A
D. Geoffrey Shulman	37,500			$7.01	03/05/2009
D. Geoffrey Shulman	37,500			$7.71	03/05/2009
D. Geoffrey Shulman	37,500			$8.49	03/05/2009
D. Geoffrey Shulman	37,500			$9.33	03/05/2009
D. Geoffrey Shulman	10,000			$9.69	06/11/2009
D. Geoffrey Shulman	60,000			$31.00	03/07/2010
D. Geoffrey Shulman	125,000			$31.00	03/07/2010
D. Geoffrey Shulman	10,000			$26.19	06/16/2010
D. Geoffrey Shulman	20,000			$12.44	03/19/2011
D. Geoffrey Shulman	5,000			$14.28	06/30/2011
D. Geoffrey Shulman	50,000			$3.87	04/26/2012
D. Geoffrey Shulman	10,000			$2.90	06/30/2012
D. Geoffrey Shulman	100,000			$3.00	03/13/2013
D. Geoffrey Shulman	10,000			$2.51	06/30/2013
D. Geoffrey Shulman	75,000	25,000[1]		$9.92	03/18/2014
D. Geoffrey Shulman	10,000			$9.50	06/30/2014
D. Geoffrey Shulman	40,000	40,000[2]		$10.00	03/17/2015
D. Geoffrey Shulman	10,000			$9.30	06/30/2015
D. Geoffrey Shulman	13,750	41,250[3]		$6.75	03/27/2016
D. Geoffrey Shulman	250,000[4]			$6.00	01/29/2011
D. Geoffrey Shulman		75,000[5]		$3.37	03/20/2014

Robert F. Doman	25,000	25,000[6]		$14.26	01/03/2015
Robert F. Doman	25,000	25,000[7]		$15.90	01/03/2015
Robert F. Doman	12,500	37,500[8]		$6.75	03/27/2016
Robert F. Doman		60,000[9]		$3.37	03/20/2014

Stuart L. Marcus	25,000			$7.71	03/05/2009
Stuart L. Marcus	25,000			$8.49	03/05/2009
Stuart L. Marcus	25,000			$9.33	03/05/2009
Stuart L. Marcus	25,000			$31.00	03/07/2010
Stuart L. Marcus	7,500			$12.44	03/19/2011
Stuart L. Marcus	6,250			$3.87	04/26/2012
Stuart L. Marcus	13,125			$1.60	03/13/2013
Stuart L. Marcus	16,875	5,625[10]		$9.92	03/18/2014
Stuart L. Marcus	10,000	10,000[11]		$10.00	03/17/2015
Stuart L. Marcus	4,375	13,125[12]		$6.75	03/27/2016
Stuart L. Marcus		20,000[13]		$3.37	03/20/2014

William F. O'Dell	12,500	37,500[14]		$6.90	04/17/2016
William F. O'Dell		25,000[15]		$3.37	03/20/2014

Richard C. Christopher	12,000		$16.94	12/17/2010
Richard C. Christopher	5,000		$3.87	04/26/2012
Richard C. Christopher	7,500		$1.60	03/13/2013
Richard C. Christopher	15,000	5,000[16]	$9.92	03/18/2014
Richard C. Christopher	12,500	12,500[17]	$10.00	03/17/2015
Richard C. Christopher	5,000	15,000[18]	$6.75	03/27/2016
Richard C. Christopher		20,000[19]	$3.37	03/20/2014

(1) The remaining unvested options vest on 3/18/08.

(2) Unvested options vest as to 20,000 shares on 3/17/08 and 20,000 shares on 3/17/09.

(3) Unvested options vest as to 13,750 shares on 3/27/08, 13,750 shares on 3/27/09 and 13,750 shares on 3/27/10. (4) 250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants. 50,000 of these Warrants expired on January 29, 2007.

(5) Unvested options vest as to 18,750 shares on 3/20/2008, 18,750 shares on 3/20/2009, 18,750 shares on 3/20/2010, and 18,750 shares on 3/20/2011.

(6) Unvested options vest as to 12,500 shares on 1/3/08 and 12,500 shares on 1/3/09.

(7) Unvested options vest as to 12,500 shares on 1/3/08 and 12,500 shares on 1/3/09.

(8) Unvested options vest as to 12,500 shares on 3/27/08, 12,500 shares on 3/27/09 and 12,500 shares on 3/27/10.

(9) Unvested options vest as to 15,000 shares on 3/20/08, 15,000 shares on 3/20/09, 15,000 shares on 3/20/10 and 15,000 shares on 3/20/11.

(10) The remaining unvested options vest on 3/18/08.

(11) Unvested options vest as to 5,000 shares on 3/17/08 and 5,000 shares on 3/17/09.

(12) Unvested options vest as to 4,375 shares on 3/27/08, 4,375 shares on 3/27/09 and 4,375 shares on 3/27/10.

(13) Unvested options vest as to 5,000 shares on 3/20/08, 5,000 shares on 3/20/09, 5,000 shares on 3/20/10 and 5,000 shares on 3/20/11.

(14) Unvested options vest as to 12,500 shares on 4/17/08, 12,500 shares on 4/17/09 and 12,500 shares on 4/17/10.

(15) Unvested options vest as to 6,250 shares on 3/20/08, 6,250 shares on 3/20/09, 6,250 shares on 3/20/10 and 6,250 shares on 3/20/11.

(16) The remaining unvested options vest on 3/18/08.

(17) Unvested options vest as to 6,250 shares on 3/17/08 and 6,250 shares on 3/17/09.

(18) Unvested options vest as to 5,000 shares on 3/27/08, 5,000 shares on 3/27/09 and 5,000 shares on 3/27/10.

(19) Unvested options vest as to 5,000 shares on 3/20/08, 5,000 shares on 3/20/09, 5,000 shares on 3/20/10 and 5,000 shares on 3/20/11.

OPTION EXERCISES AND STOCK VESTED

The following table shows information with respect to each named executive officer regarding the value of options exercised during 2007. No shares were acquired on exercise of any options nor were any shares of restricted stock awarded or vested for any of the named executive officers during 2007.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
Name and Principal Position	Acquired on	Realized on	Acquired on	Realized on
(NEO)	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)
D. Geoffrey Shulman	– 0 –	$0.00	– 0 –	$0.00
Robert F. Doman	– 0 –	$0.00	– 0 –	$0.00
Stuart L. Marcus	– 0 –	$0.00	– 0 –	$0.00
William F. O'Dell	– 0 –	$0.00	– 0 –	$0.00
Richard C. Christopher	– 0 –	$0.00	– 0 –	$0.00

NON-QUALIFIED DEFERRED COMPENSATION

The following table shows information about the participation by each named executive officer in the DUSA Pharmaceuticals, Inc. Non-Qualified Deferred Compensation Plan, an unfunded, unsecured deferred compensation plan:

	Executive	Registrant	Aggregated	Aggregated	Aggregated
Name and Principal	Contributions	Contributions	Earnings in Last	Withdrawal /	Balance at
Position (NEO)	in Last FY ($)	in Last FY ($)	FY ($)	Distributions ($)	Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
D. Geoffrey Shulman	$47,421	$40,482	$2,702	$0.00	$90,605
Robert F. Doman	$35,000	$0.00	$1,236	$0.00	$36,236
Stuart L. Marcus	$0.00	$0.00	$0.00	$0.00	$0.00
William F. O'Dell	$0.00	$0.00	$0.00	$0.00	$0.00
Richard C. Christopher	$0.00	$0.00	$0.00	$0.00	$0.00

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

     The Company has employment agreements with each of its named executive officers. According to the terms of these agreements, the named executive officers are entitled to receive compensation as determined by the Board of Directors and are eligible to receive the benefits generally made available to employees of the Company. The Company may terminate any of these agreements at any time, with or without cause on sixty (60) days prior written notice. If employment is terminated without cause, the Company has agreed to pay a severance allowance equivalent to twelve (12) months of the named executive officer’s then-current base salary payable in either: (i) a lump sum, within sixty (60) days following the date of termination; or (ii) equal monthly installments, depending on the terms of the named executive officer’s employment agreement. In addition to the foregoing, Dr. Shulman’s employment agreement also provides that he shall have the right to exercise, for a period of one (1) year from the date of termination, all stock options granted to him prior to his termination as to all or any part of the shares covered by such options, including shares with respect to which such options would not otherwise be exercisable, subject to restrictions under U.S. or Canadian law.

     In the event a named executive officer should die while employed by the Company, his heirs or beneficiaries will be entitled to any Company paid death benefits in force at the time of such death and will also be entitled to exercise any vested but unexercised stock options which were held by him at the time of his death, within a period of one (1) year from the date of death.

     These employment agreements also provide for certain severance benefits following a change in control of the Company and termination of employment. Upon any “change of control,” as defined in the agreements, the Company shall pay to the named executive officer a lump sum payment equal to three (3) times his base salary for the last fiscal year within five (5) days after such termination. In addition, Mr. Doman’s agreement provides that he shall be entitled to receive a change of control payment equal to three (3) times his base salary less the amount of salary paid from the date of the consummation of the change of control to the effective date of a termination, if the termination is effective within the three years of the change of control.

     Under the Company’s equity plans, any and all outstanding options not fully vested automatically vest in full and are immediately exercisable upon a “change of control,” as defined in the grant agreements. The date on which such accelerated vesting and immediate exercisability would occur, is the date of the occurrence of the change of control.

ESTIMATED TERMINATION PAYMENT

     The table below reflects amounts payable to the named executive officers assuming that their employment was terminated on December 31, 2007, both prior to and following a change in control of the Company, or assuming a change in control of the Company occurred on December 31, 2007.

	Termination Without Cause Prior to a Change in
Name	Control (“CIC”) ($)				CIC ($)
									Termination Without
							Accelera-		Cause Within 36
		Contin-	Accelera-			Continua-	ted		Months of a CIC or
		uation of	ted Vesting			tion of	Vesting of		for Good Reason
	Severance	Benefits	of Options	Total	CIC Payment	Benefits	Options	Total	Prior to CIC ($)
Geoffrey Shulman	$379,080	$0.00	$455,827	$834,907	$1,137,240	$0.00	$455,827	$1,593,067	--
									$1,137,240 less salary
									following change
									of control to date
Robert F. Doman	$379,080	$13,068	$0.00	$392,148	$1,137,240	$13,068	$454,571	$1,604,879	of termination
Stuart L. Marcus	$275,828	$0.00	$0.00	$275,828	$827,484	$0.00	$182,895	$1,010,379	--
William F. O’Dell	$255,833	$0.00	$0.00	$255,833	$767,500	$0.00	$125,267	$892,767	--
Richard C. Christopher	$205,000	$0.00	$0.00	$205,000	$615,000	$0.00	$140,585	$755,585	--

401(k) PROFIT SHARING PLAN

     The Company adopted a tax-qualified employee savings and retirement 401(k) Profit Sharing Plan (the “401(k) Plan”), effective January 1, 1996, covering all qualified employees. Participants may elect a salary reduction of at least 1% as a contribution to the 401(k) Plan, up to the statutorily prescribed annual limit for tax-deferred contributions ($15,500 in 2007). Modification of salary reductions can be made monthly (for 2007). Effective February 1, 2003, the Company began to match a participant’s contribution up to 1.25% of a participant’s salary (the “Company Match”), subject to certain limitations of the 401(k) Plan. Participants vest in the Company Match at a rate of 25% for each year of service to the Company (based on the anniversary of their date of hire). Employees who were already employed as of the effective date of the Company Match received credit for their past service to the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of March 31, 2008, with respect to holdings of our common stock by: (i) each of our directors; (ii) our named executive officers; (iii) all beneficial owners of greater than 5% of our outstanding Common Stock, based upon currently available Schedules 13D and 13G and other forms filed with the Securities and Exchange Commission; and (iv) all of our directors and executive officers as a group.

	Number of Shares		Percentage of
Name(1)	Beneficially Owned (2)		Outstanding Shares (3)
John H. Abeles, MD	114,500	(4)	*
David M. Bartash	90,500	(5)	*
Richard C. Christopher	78,250	(6)	*
Robert F. Doman	125,000	(7)	*
Jay M. Haft, Esq.	139,500	(8)	*
Richard C. Lufkin	117,100	(9)	*
Stuart L. Marcus, MD, Ph.D.	178,125	(10)	*
Magnus Moliteus	55,000	(11)	*
William F. O’Dell	31,250	(12)	*
D. Geoffrey Shulman, MD, FRCPC	1,123,918	(13)	4.48%
All directors and executive officers as a group
(consisting of 13 persons)	2,340,975	(14)	8.93%
FMR Corp.
Edward C. Johnson, III	1,813,200	(15)	7.53%
Royce & Associates, LLC	1,404,749	(16)	5.83%
Steven R. Becker	1,665,833	(17)	6.92%
State of Wisconsin Investment Board	2,175,680	(18)	9.04%
____________________

* Less than 1%.

Notes:

(1)	Unless indicated otherwise, the individuals listed herein have a business mailing address of c/o DUSA Pharmaceuticals, Inc., 25 Upton Drive, Wilmington, Massachusetts 01887.

(2)	Unless indicated otherwise: (i) the individuals and entities listed herein have the sole power to both vote and dispose of all securities that they beneficially own; and (ii) beneficial ownership listed includes all options and warrants which are exercisable as of March 31, 2008.

(3)	The percentage of ownership as calculated above includes in the number of shares outstanding for each individual listed those shares that are beneficially, yet not necessarily directly, owned. Applicable percentage of ownership is based on 24,078,452 shares of Common Stock outstanding on April 16, 2008 unless noted as otherwise.

(4)	75,000 of the shares indicated represent shares with respect to which Dr. Abeles has the right to acquire through the exercise of options. Of the shares indicated, Dr. Abeles shares investment and voting power with regard to 34,500 shares.

(5)	75,000 of the shares indicated represent shares with respect to which Mr. Bartash has the right to acquire through the exercise of options.

(6)	All of the shares indicated represent shares with respect to which Mr. Christopher has the right to acquire through the exercise of options.

(7)	115,000 of the shares indicated represent shares with respect to which Mr. Doman has the right to acquire through the exercise of options.

(8)	105,000 of the shares indicated represent shares with respect to which Mr. Haft has the right to acquire through the exercise of options. Under Rule 13d-3 of the Securities and Exchange Act of 1934, as amended, Mr. Haft disclaims, but may be deemed to be the beneficial owner of, 34,500 shares that are held by his spouse.

(9)	105,000 of the shares indicated represent shares with respect to which Mr. Lufkin has the right to acquire through the exercise of options. Of the shares indicated, Mr. Lufkin shares investment and voting power with regard to 12,100 shares.

(10)	All of the shares indicated represent shares with respect to which Dr. Marcus has the right to acquire through the exercise of options.

(11)	40,000 of the shares indicated represent shares with respect to which Mr. Moliteus has the right to acquire through the exercise of options.

(12)	All of the shares indicated represent shares with respect to which Mr. O’Dell has the right to acquire through the exercise of options.

(13)	250,000 of the shares indicated represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of his Class B Warrants which have an exercise price of $6.00 per Warrant, and 786,250 of such shares represent shares with respect to which Dr. Shulman has the right to acquire through the exercise of options.

(14)	Includes all of the shares indicated in footnotes (4) through (13), including the shares underlying the Class B Warrants and options, as well as an additional 295,125 shares underlying stock options beneficially owned by our unnamed executive officers.

(15)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2008 by FMR Corp. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,813,200 shares of the Company’s Common Stock. As set forth in such Schedule 13G, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 1,813,200 shares of the Common Stock outstanding of DUSA as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Balanced Fund, amounted to 1,679,329 shares of the Common Stock outstanding. Fidelity Balanced Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson III and FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 1,813,200 shares owned by the Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. The address of FMR Corp.

and Edward C. Johnson, III is 82 Devonshire Street, Boston, Massachusetts 02109. The Company makes no representation as to the accuracy or completeness of the information reported.

(16)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 1, 2008 by Royce & Associates, LLC. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 1,404,749 shares of the Company’s Common Stock. The address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, New York 10019. The Company makes no representation as to the accuracy or completeness of the information reported.

(17)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on November 8, 2007 by Steven R. Becker. Such Schedule 13G discloses that the reporting person has dispositive power, and beneficially owns, 1,665,833 shares of the Company’s Common Stock. Such shares were acquired by Steven R. Becker for the accounts of (1) SRB Greenway Capital, L.P., a Texas limited partnership (“SRBGC”), (2) SRB Greenway Capital (Q.P.), L.P., a Texas limited partnership (“SRBQP”), and (3) SRB Greenway Offshore Operating Fund, L.P., a Cayman Islands limited partnership (“SRB Offshore”). SRB Management, L.P. is the general partner of SRBGC, SRBQP and SRB Offshore. BC Advisors, LLC, a Texas limited liability company (“BCA”), is the general partner of SRB Management. Steven R. Becker is the sole member of BCA. As the general partner of SRB Management, BCA may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by SRB Management, and as the sole member of BCA, Steven R. Becker may also be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by SRB Management. The address of Steven R. Becker, SRBGC, SRBQP, SRB Offshore and BCA is 300 Crescent Court, Suite 1111, Dallas, Texas 75201. The Company makes no representation as to the accuracy or completeness of the information reported.

(18)	The number of shares beneficially owned is based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2008 by State of Wisconsin Investment Board. Such Schedule 13G discloses that the reporting persons have sole dispositive power, and beneficially own, 2,175,680 shares of the Company’s Common Stock. The address of State of Wisconsin Investment Board is P.O. Box 7842, Madison, Wisconsin 53707. The Company makes no representation as to the accuracy or completeness of the information reported.

CODE OF ETHICS APPLICABLE TO SENIOR OFFICERS

     We have adopted a written Code of Ethics Applicable to Senior Officers that applies to our senior officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted the Code of Ethics on our website, which is located at www.dusapharma.com. In addition, we intend to disclose on our website any amendments to, or waivers from, any provision of the Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We review all relationships and transaction in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. According to our written Statement of Policy with respect to Related Person Transactions, our Audit Committee, with the assistance of management and our legal counsel, is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, we examine:

(i)	the related person’s relationship to us;
(ii)	the related person’s interest in the transaction;
(iii)	the material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved; and
(iv)	whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

      If our Audit Committee determines that the proposed transaction is a related person transaction, the Audit Committee decides whether to approve or disapprove the transaction. If it is approved, any material related person transaction is submitted to our Board of Directors. For the period beginning January 1, 2007 and ending March 31, 2008, there were no transactions in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. In January 2007, DUSA hired Kevin Doman, the son of Robert F. Doman, our Chief Executive Officer, as a sales representative. Kevin Doman’s hiring was reviewed and approved by the Audit Committee. Factors considered by the Audit Committee included Kevin Doman’s experience in the industry, the fact that his compensation package is the same as that of our other sales representatives and was not reviewed or influenced by Robert Doman, and the amount of compensation that Kevin Doman could receive from DUSA in the future. Kevin Doman received $71,000 in salary and commissions in 2007 and has the potential to earn approximately $127,000 in salary and commissions in 2008.

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     In order to be included in the Board of Directors’ proxy statement and proxy card for the 2009 Annual Meeting of Shareholders, a shareholder proposal must be received by the Company on or before December 26, 2008. Proposals should be directed to the attention of Ms. Shari Lovell at the Company’s offices located at 555 Richmond Street West, Suite 300, Toronto, Ontario M5V 3B1 Canada, or to the attention of the Secretary, Nanette W. Mantell, Esq., c/o Reed Smith LLP, Princeton Forrestal Village, 136 Main Street - Suite 250, Princeton, New Jersey 08543.

     In addition, if a shareholder wishes to present a proposal at the Company’s 2009 Annual Meeting which is not intended to be included in the Company’s proxy statement for that meeting, the Company must receive written notice of the shareholder proposal by March 2, 2009. If DUSA does not receive notice of such a shareholder proposal by this date, the Company will retain its discretionary authority to vote proxies on such proposals even if it is not specifically reflected on the proxy card, and shareholders have not had an opportunity to vote on the proposal by proxy.

     The Board of Directors believes that the most efficient method for shareholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications to DUSA through its Shareholder Services department at the address provided in the “Contact DUSA” section of our public website, www.dusapharma.com. If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, then the following method is available. To ensure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board of Directors:

Board of Directors,
Attention: Chairman of the Board
c/o DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887

     The address stated above is supervised by DUSA which will promptly forward to the Board any communication intended for them. The Board believes that DUSA should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take into consideration ideas, concerns and positions that are presented in a concise, clear, supported and constructive manner.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Under the securities laws of the United States, the Company’s directors, officers and any person holding more than ten percent (10%) of our Common Stock are required to report their ownership of securities and any changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Based on our review of the copies of such forms we have received, we believe that all of our officers, directors and shareholders holding ten percent (10%) or more of our Common Stock complied with all filing requirements applicable to them with respect to their reporting obligations. In making these statements, we have relied on the written representations of our directors and officers and copies of the reports that they and any person holding more than ten percent (10%) of our Common Stock have filed with the Securities and Exchange Commission.

OTHER MATTERS

     Management knows of no matters other than those described above that are to be brought before the meeting. However, if any other matter properly comes before the meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on the matter.

     The cost of preparing and mailing the enclosed material will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. The Company intends to request that banks and brokers holding shares of DUSA Pharmaceuticals, Inc. Common Stock forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. The Company has retained its transfer agent, American Stock Transfer & Trust Company, to aid in the solicitation, at an estimated cost of less than $10,000.

     Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

APPENDIX A

DUSA PHARMACEUTICALS, INC.
2006 EQUITY COMPENSATION PLAN
As amended April 10, 2008

     The purpose of the DUSA Pharmaceuticals, Inc. 2006 Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of DUSA Pharmaceuticals, Inc. (the “Company”) and its parents and subsidiaries, (ii) certain consultants and advisors who perform services for the Company or its parents or subsidiaries, and (iii) non-employee members of the Board of Directors of the Company (the “Board”) with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock awards, and stock appreciation rights. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

     1. Administration

     (a) Committee. The Plan shall be administered and interpreted by the members of the Compensation Committee of the Board (the “Committee”), which consists of “outside directors” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and related Treasury regulations, and “non-employee directors” as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Committee may delegate authority to one (1) or more delegates as it deems appropriate.

     (b) Committee Authority. The Committee or its delegate shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan; (ii) determine the type, size, and terms of the grants to be made to each such individual; (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (iv) amend the terms of any previously issued grant; and (v) deal with any other matters arising under the Plan. Notwithstanding anything in this Plan to the contrary, in no event may the Board, the Committee or its or their delegate (i) amend or modify an Option in a manner that would reduce the exercise price of such Option; (ii) substitute an Option for another Option with a lower exercise price; (iii) cancel an Option and issue a new Option with a lower exercise price to the holder of the cancelled Option within six (6) months following the date of the cancellation of the cancelled Option; (iv) cancel an outstanding Option that is under water (i.e., for which the Fair Market Value, as defined below, of the underlying Shares are less than the Option’s Exercise Price, as defined below) for the purpose of granting a replacement Grant (as defined below) of a different type; (v) grant a full value performance award pursuant to Section 6 that vests in less than one year from the date of grant; (vi) grant a full value award that is not subject to performance vesting that vests in less than three years; or (vii) waive the minimum vesting periods described in Sections 1(b)(v) or (vi) above.

     (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     (d) Other Equity Awards. The terms of this Plan shall not impact or govern the administration by the Company or the rights of any holders of an option or stock award granted pursuant to the DUSA Pharmaceuticals, Inc., 1996 Omnibus Plan, as amended (the “Prior Plan”). Unless otherwise provided by the Company and agreed to by the recipient of an award under the Prior Plan, all awards granted pursuant to the Prior Plan shall continue to be governed by the terms of such plan.

     2. Grants

     (a) Awards under the Plan may consist of grants of incentive stock options as described in Section 5 (“Incentive Stock Options”), nonqualified stock options as described in Section 5 (“Nonqualified Stock Options”) (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as “Options”), stock awards as described in Section 6 (“Stock Awards”) and Stock Appreciation Rights described in Section 7 (“SARs”) (hereinafter collectively referred to as “Grants”). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan and as specified in the individual grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Company shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3. Shares Subject to the Plan

     (a) Shares Authorized. Subject to adjustment as described below, (i) the maximum aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under any forms of grants under the Plan is the lesser of (i) 20% of the total number of shares of common stock of the Company issued and outstanding at any given time less the number of shares issued and outstanding under any other equity compensation plan of the Company at such time; or (ii) 4,815,690 shares less the number of shares issued and outstanding under any other equity compensation plan of the Company from time to time, all of which may be issued as Incentive Stock Options. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 300,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged, or surrendered without having been exercised or if any Stock Awards (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

     (b) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin-off, recapitalization, stock split, or combination or exchange of shares; (ii) by reason of a merger, reorganization, or consolidation; (iii) by reason of a reclassification or change in par value; or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Company to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be rounded down to the nearest whole share. Any adjustments determined by the Company shall be final, binding, and conclusive.

     4. Eligibility for Participation

     (a) Eligible Persons. All employees of the Company and its parents or subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its parents or subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its parents or subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

     (b) Selection of Grantees. The Company shall select the Employees, Non-Employee Directors, and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant. Employees, Key Advisors, and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

     5. Granting of Options

     The Company may grant an Option to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to Options.

     (a) Number of Shares. The Company shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors, and Key Advisors.

     (b) Type of Option and Price.

          (i) Incentive Stock Options are intended to satisfy the requirements of Section 422 of the Code. Nonqualified Stock Options are not intended to so qualify. Incentive Stock Options may be granted only to employees of the Company or its parents or subsidiaries, as defined in Section 424 of the Code. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors, and Key Advisors.

          (ii) The purchase price (the “Exercise Price”) of Company Stock subject to an Option may be equal to or greater than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than one hundred ten percent (110%) of the Fair Market Value of Company Stock on the date of grant.

          (iii) So long as the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the NASDAQ National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on NASDAQ or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Company.

     (c) Option Term. The term of any Option shall not exceed seven (7) years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns or beneficially owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five (5) years from the date of grant.

     (d) Exercisability of Options.

          (i) Options shall become exercisable in accordance with such terms and conditions of the Plan and specified in the Grant Instrument. The Company may accelerate the exercisability of any or all outstanding Options at any time for any reason.

          (ii) The Company may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (i) the Exercise Price or (ii) the Fair Market Value of such shares at the time of repurchase, and (iii) any other restrictions determined by the Company.

     (e) Grants to Non-Exempt Employees. Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such Options may become exercisable upon the Grantee’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

     (f) Termination of Employment, Disability, or Death.

          (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, termination for Misconduct, or as set forth in subsection 5(f)(v) of this Plan, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety (90) days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

          (ii) In the event the Grantee ceases to be employed by, or provide service to, the Employer on account of a termination by the Employer for Misconduct, any Option held by the Grantee shall terminate at the time that the Grantee ceases to be employed by, or provide service to, the Employer or the date on which such Option would otherwise expire, if earlier. In addition, notwithstanding any other provisions of this Section 5, if the Company determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee’s termination of employment or service, any Option held by the Grantee shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred, or the date on which such Option would otherwise expire, if earlier. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

          (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Company), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

          (iv) If the Grantee dies while employed by, or providing service to, the Employer, all of the unexercised outstanding vested Options of Grantee shall remain exercisable for a period of one (1) year from his or her date of death, but in no event later than the date of expiration of the Option term. If the Grantee dies within ninety (90) days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Company), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified), but in any event no later than the date of expiration of the Option term. Except as otherwise provided, any of the Grantee’s Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

          (v) Notwithstanding anything herein to the contrary, to the extent that any Company-sponsored plan or arrangement, or any agreement to which the Company is a party expressly provides for a longer exercise period for a Grantee’s Options under applicable circumstances than the exercise period that is provided for in this Section 5(f) under those circumstances, then the exercise period set forth in such plan, arrangement or agreement applicable to such circumstances shall apply in lieu of the exercise period provided for in this Section 5(f).

          (vi) For purposes of this Section 5(f) and Section 6:

     (A) The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Board.

     (B) “Employed by, or provide service to, the Employer” shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options or SARs and satisfying conditions with respect to Stock Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board).

     (C) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee or its delegate.

     (D) “Misconduct” means (i) any activity that constitutes a material violation of a provision of the Company’s handbook or a breach of any conduct clause in an employment agreement between the Company and Grantee; (ii) indictment for, or conviction of, a crime that constitutes a felony or for which imprisonment for more than one year is a possible penalty; or (iii) habitual or regular intoxication.

     (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Company (i) in cash, (ii) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 8).

     (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds One Hundred Thousand Dollars ($100,000), then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of Section 424(f) of the Code) of the Company.

     (i) Formula Grants. Non-Employee Directors shall be eligible to receive a nonqualified stock option under the Plan. Each individual who agrees to become a Non-Employee Director shall receive, on June 30th of the first year of such service or as of the close of business thirty (30) days following his/her election, whichever shall first occur, and without the exercise of the discretion of any person, an Option relating to the purchase of 15,000 shares of Company Stock at an exercise price equal to the Fair Market Value on the date the Option is granted. Thereafter, on June 30th of each year, each individual who is a continuing Non-Employee Director shall receive, without the exercise of the discretion of any person, an Option under the Plan relating to the purchase of 10,000 shares of Company Stock. Each Option granted under this paragraph shall vest in full on the date of the grant and have a term not to exceed seven (7) years from the date of grant, or, if later, the date the Grantee becomes a Non-Employee Director. Notwithstanding the exercise period of any such Option, all such Options shall immediately become exercisable upon (i) the death of Non-Employee Director while serving as such, or (ii) upon a Change of Control.

     6. Stock Awards

     The Company may transfer shares of Company Stock or cash to an Employee, Non-Employee Director, or Key Advisor under a Stock Award. The following provisions are applicable to Stock Awards:

     (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to a minimum of a one (1) year vesting period for performance awards and a minimum three (3) year vesting period for awards not subject to performance vesting. The Committee shall not be permitted to waive such vesting periods except in the case of death, disability, retirement, change in control or termination of a Grantee without cause. Restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as set forth in the Grant Instrument. The period of time during which the Stock Award will remain subject to restrictions will be designated in the Grant Instrument as the “Restriction Period.”

     (b) Number of Shares. The Grant Instrument shall set forth the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

     (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer (as defined in Section 5(f)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Company may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

     (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge, or otherwise dispose of the shares of the Stock Award except to a successor under Section 9(a). Each certificate for Stock Awards shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Company may determine that it will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for Stock Awards until all restrictions on such shares have lapsed.

     (e) Right to Vote and to Receive Dividends. During the Restriction Period, the Grantee shall not have the right to vote shares subject to Stock Awards or to receive any dividends or other distributions paid on such shares.

     (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions. The Company may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

     (g) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Awards granted to an Employee shall be considered “qualified performance-based compensation” under Section 162(m) of the Code. The provisions of this paragraph (g) shall apply to Stock Awards that are to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

          (i) Performance Goals. When Stock Awards that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (A) the objective performance goals that must be met, (B) the performance period during which the performance goals must be met (the “Performance Period”), (C) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (D) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

          (ii) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) ninety (90) days after the beginning of the Performance Period or (ii) the date on which twenty-five percent (25%) of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

          (iii) Maximum Payment. If Stock Awards, measured with respect to the Fair Market Value of Company Stock, are granted, not more than one hundred thousand (100,000) shares of Company Stock may be granted to an Employee under the Stock Award for any Performance Period.

          (iv) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Company’s financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

          (v) Death, Disability or Other Circumstances. The Committee may provide that Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee’s death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

     (h) Restricted Stock Units. The Committee or its delegate may grant restricted stock units (“Restricted Units”) to an Employee or Key Advisor. Each Restricted Unit shall represent the right of the Grantee to receive an amount in cash or Common Stock (as determined by the Committee or its delegate) based on the value of the Restricted Unit, if performance goals established by the Committee are met or upon the lapse of a specified vesting period. A Restricted Unit shall be based on the Fair Market Value of a share of Company Stock or on such other measurement base as the Committee or its delegate deems appropriate. The Committee or its delegate shall determine the number of Restricted Units to be granted and the requirements applicable to such Restricted Units.

     7. Stock Appreciation Rights

     The Company may grant SARs to an Employee, Non-Employee Director, or Key Advisor. The following provisions are applicable to SARs.

     (a) General Requirements. The Company may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. Unless otherwise specified in the Grant Instrument, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.

     (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

     (c) Exercisability. A SAR shall be exercisable during the period specified in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified. The Company may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

     (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than one hundred percent (100%) of the Fair Market Value of the Company Stock on the date of grant, and may not be exercisable for at least six (6) months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

     (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in Company Stock. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a). For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. Notwithstanding anything to the contrary, the Company may pay the appreciation of a SAR in the form of cash, shares of Company Stock, or a combination of the two, so long as the ability to pay such amount in cash does not result in the Grantee incurring taxable income related to the SAR prior to the Grantee’s exercise of the SAR.

     (f) Number of SARs Authorized for Issuance. For purposes of 3(a) of the Plan, stock appreciation rights to be settled in shares of Company Stock shall be counted in full against the number of shares available for award under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right.

     8. Withholding of Taxes

     (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state, or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

     (b) Election to Withhold Shares. If the Company so permits, a Grantee may elect to satisfy the Employer’s income tax withholding obligation with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state, and local tax liabilities. The election must be in a form and manner prescribed by the Company.

     9. Transferability of Grants

     (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to SARs and Option grants other than Incentive Stock Options, pursuant to a domestic relations order or otherwise as permitted by the Company. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Grant Instrument may provide that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws, provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     10. Change in Control of the Company

     (a) “Change in Control” means the consummation of a transaction that is the subject of a determination (which may be made effective as of a particular date specified by the Board) by the Board, made by a majority vote that a change in control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

     (b) Any Person (other than the Person in control of the Company as of the date of this Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

     (c) The shareholders of the Company approve:

          (i) A plan of complete liquidation of the Company;

          (ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

          (iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

     (d) However, in no event shall a Change in Control be deemed to have occurred, with respect to a Grantee, if the Employee is part of a purchasing group which consummates the Change in Control transaction. A Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the non-employee continuing Directors of the Board).

     11. Consequences of a Change in Control

     (a) Notice and Acceleration. Upon a Change in Control, unless the Company determines otherwise, (i) the Company shall provide each Grantee with outstanding Grants written notice of such Change in Control, (ii) all outstanding Options and SARs shall automatically accelerate and become fully exercisable, and (iii) the restrictions and conditions on all outstanding Stock Awards shall immediately lapse.

     (b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Board determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or stock appreciation rights by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and outstanding Stock Awards shall be converted to Stock Awards of the surviving corporation (or a parent or subsidiary of the surviving corporation). However, the Board may require each Grantee to surrender his or her outstanding Options, SARs, or Stock Awards in exchange for a payment by the Company, in cash or Company Stock (as the Board may determine) in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock underlying the Option or SAR exceeds the Exercise Price of the Grantee’s unexercised Options or the base amount of the Grantee’s unexercised SARs or for the then Fair Market Value of shares of Company Stock underlying the Grantee’s Stock Awards.

     12. Requirements for Issuance or Transfer of Shares

     (a) Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with. Any Grant made shall be conditioned on the Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     (b) Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the thirty (30) day period preceding and the one hundred eighty (180)-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     13. Amendment and Termination of the Plan

     (a) Amendment. The Board or its delegate may amend or terminate the Plan at any time; provided, however, that neither the Board nor its delegate shall have the authority to amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws, or to comply with applicable stock exchange requirements.

     (b) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless the Plan is terminated earlier by the Company or is extended by the Company with the approval of the shareholders.

     (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Company acts under Section 19(b). The termination of the Plan shall not impair the power and authority of the Company with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 19(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     14. Funding of the Plan

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     15. Rights of Participants

     Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Director, or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

     16. No Fractional Shares

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Company shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     17. Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     18. Effective Date of the Plan

     The Plan shall be effective on April 11, 2006.

     19. Miscellaneous

     (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Company to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Company may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the parent or any of their subsidiaries in substitution for a stock option or Stock Awards grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Company shall prescribe the provisions of the substitute grants.

     (b) Compliance with Law. The Plan, the exercise of Options and SARs, and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with the applicable provisions of Section 162(m) of the Code and Section 422 of the Code. To the extent that any legal requirement of Section 16 of the Exchange Act or Section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Company may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Company may also adopt rules regarding the withholding of taxes on payments to Grantees. The Company may, in its sole discretion, agree to limit its authority under this Section.

     (c) Employees Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, Grants may be made on such terms and conditions as the Company deems appropriate to comply with the laws of the applicable countries, and the Company may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

     (d) Governing Law. The validity, construction, interpretation, and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New Jersey, without giving effect to the conflict of laws provisions thereof.

DUSA PHARMACEUTICALS, INC.
Proxy for 2008 Annual Meeting
This Proxy is Solicited on Behalf of
The Board of Directors

     The undersigned hereby appoints D. Geoffrey Shulman, MD, FRCPC and Shari Lovell, or either of them, each with power of substitution, proxies to vote all shares of common stock which the undersigned would possess if personally present at the Annual Meeting of Shareholders (including all adjournments thereof) of DUSA Pharmaceuticals, Inc. (the “Company”) to be held on Thursday, June 12, 2008, at 11:00 a.m., at the Company’s offices located at 25 Upton Drive, Wilmington, Massachusetts 01887.

SHAREHOLDERS ARE REQUESTED TO SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OR CANADA.

     The Board of Directors recommends a vote FOR each of the items listed below. Unless otherwise specified, the vote represented by this proxy will be cast FOR Items 1, 2 and 3.

1.	Election of Directors Nominees: John H. Abeles, MD David M. Bartash Robert F. Doman Jay M. Haft, Esq. Richard C. Lufkin Magnus Moliteus D. Geoffrey Shulman, MD, FRCPC

  FOR ALL NOMINEES
  WITHHOLD AUTHORITY FOR ALL NOMINEES
  FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold.

2.	Approval of an amendment to the 2006 Equity Compensation Plan to increase the number of shares of common stock reserved for issuance pursuant to the plan.

¡ FOR ¡ AGAINST ¡ ABSTAIN

3.	Ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2008.

¡ FOR ¡ AGAINST ¡ ABSTAIN

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     PLEASE CHECK THE BOX below if, in the future, you wish to receive electronic delivery of the proxy statement and annual report and wish to cease future postal deliveries of the proxy statement and annual report for the shares represented hereby. PLEASE NOTE you will continue to receive or be provided with electronic access to a proxy card and be able to vote your shares. This consent will remain effective unless you revoke it by following the procedures set forth in the proxy statement.

¡  I hereby CONSENT to electronic delivery of the proxy statement and annual report for the shares represented hereby.

     PLEASE CHECK THE BOX below if you, and any persons related or unrelated to you at the same address, are currently receiving multiple copies of the proxy statement and Annual Report and you wish to cease future deliveries of the proxy statement and Annual Report for the shares represented hereby. PLEASE NOTE you will continue to receive a proxy card and be able to vote the shares represented hereby and can revoke this consent at any time by following the procedures set forth in the proxy statement.

¡  I hereby CONSENT to discontinue delivery of the proxy statement and annual report for the shares represented hereby.

     To change the address on your account, please check the box and indicate your new address in the space provided above. Please note that changes to the registered name(s) on the account may not be submitted via this method.¡

     Please sign exactly as your name or names appear on this Proxy. When shares jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature of Shareholder

Date

Signature of Shareholder

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